UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Hatteras Financial Corp.

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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751 W. Fourth Street, Suite 400

Winston-Salem, North Carolina 27101

(336) 760-9331

March 27, 2015

Dear shareholder:

The board of directors and executive officers of Hatteras Financial Corp., a Maryland corporation, join me in extending to you a cordial invitation to attend the 2015 annual meeting of our shareholders. This meeting will be held on Wednesday, May 6, 2015, at 10:30 a.m., local time, at the Old Town Club, 2875 Old Town Club Road, Winston-Salem, North Carolina 27106.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (“Notice”) on or about March 27, 2015 to our shareholders of record on March 11, 2015. The Notice contains instructions for your use of this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report.

If you are unable to attend the meeting in person, it is very important that your shares be represented and voted at the annual meeting. You may authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on May 6, 2015.

Sincerely,

Michael R. Hough

Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 6, 2015

To our shareholders:

You are cordially invited to attend the 2015 annual meeting of the shareholders of Hatteras Financial Corp., a Maryland corporation, which will be held at the Old Town Club, 2875 Old Town Club Road, Winston-Salem, North Carolina 27106, on May 6, 2015 at 10:30 a.m., local time. At the meeting, shareholders will consider and vote on the following matters:

1.	the election of eight directors to hold office until our 2016 annual meeting of shareholders and until his successor has been duly elected and qualifies;

2.	the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015;

3.	the approval, by non-binding vote, of executive compensation; and

4.	the approval of the Hatteras Financial Corp. 2015 Equity Incentive Plan.

In addition, shareholders will consider and vote on such other business as may properly come before the annual meeting, including any adjournments or postponements of the meeting.

If you own shares of our common stock as of the close of business on March 11, 2015, you can vote those shares by proxy or at the meeting.

Whether or not you plan to attend the meeting in person, please authorize your proxy to vote your shares over the Internet, as described in the Notice of Internet Availability of Proxy Materials (“Notice”). Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, and date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Shareholders who vote over the Internet, by mail or by telephone prior to the meeting may nevertheless attend the meeting, revoke their proxies and vote their shares in person.

By order of the board of directors:

Kenneth A. Steele

Chief Financial Officer, Secretary and Treasurer

Winston-Salem, North Carolina

March 27, 2015

2015 ANNUAL MEETING OF SHAREHOLDERS

OF

HATTERAS FINANCIAL CORP.

PROXY STATEMENT

QUESTIONS AND ANSWERS

Q:	Why did I receive a Notice of Internet Availability of Proxy Materials?

A:	Our board of directors is soliciting proxies to be voted at our annual meeting. The annual meeting will be held at the Old Town Club, 2875 Old Town Club Road, Winston-Salem, North Carolina 27106, on Wednesday, May 6, 2015, at 10:30 a.m., local time. Pursuant to the rules adopted by the Securities and Exchange Commission (“SEC”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, which is referred to herein as the “Notice,” on or about March 27, 2015 to our shareholders of record on March 11, 2015. The Notice and this proxy statement summarize the information you need to know to vote by proxy or in person at the annual meeting. You do not need to attend the annual meeting in person in order to vote.

Q:	When was the Notice mailed?

A:	The Notice was mailed to shareholders beginning on or about March 27, 2015.

Q:	Who is entitled to vote?

A:	All shareholders of record as of the close of business on March 11, 2015, the record date, are entitled to vote at the annual meeting.

Q:	What is the quorum for the meeting?

A:	A quorum at the annual meeting will consist of a majority of the votes entitled to be cast by the holders of all shares of common stock outstanding. No business may be conducted at the meeting if a quorum is not present. As of the record date, 96,790,541 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, the chairman of the meeting may adjourn the annual meeting to another date, time or place, not later than 120 days after the original record date of March 11, 2015. Notice need not be given of the new date, time or place if announced at the meeting before an adjournment is taken.

Q:	How many votes do I have?

A:	You are entitled to one vote for each whole share of common stock you held as of the record date. Our shareholders do not have the right to cumulate their votes for directors.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, Wells Fargo Shareowner Services, you are the “shareholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I vote?

A:	Whether or not you plan to attend the annual meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the annual meeting and vote your shares in person. Your proxy (one of the individuals named in your proxy card) will vote your shares per your instructions.

Q:	How do I vote my shares that are held by my broker?

A:	If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet. If you have shares held by a broker, you must obtain a written proxy executed in your favor, from the broker holding your shares in order to vote your shares in person at the annual meeting.

Q:	What am I voting on?

A:	You will be voting on:

•	Proposal 1: the election of eight directors to hold office until our 2016 annual meeting of shareholders and until his successor has been elected and qualifies;

•	Proposal 2: the ratification of the appointment of Ernst & Young LLP to act as our independent registered public accounting firm for year ending December 31, 2015;

•	Proposal 3: the approval, by non-binding vote, of executive compensation; and

•	Proposal 4: the approval of the Hatteras Financial Corp. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”).

In addition, you will be voting on such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

Q:	What vote is required to approve the proposals assuming that a quorum is present at the annual meeting?

A:	Proposal 1: Election of Directors	The election of the director nominees must be approved by a plurality of the votes cast. However, any nominee for director must submit to the board of directors a written offer to resign from the board within two weeks after our certification of the voting results, if the nominee received a greater number of votes withheld from his or her election than votes for such election. The compensation and governance committee will consider the resignation offer and make a recommendation to the board of directors concerning the acceptance or rejection of the resignation offer. Any director tendering a resignation offer to the board of directors will not participate in the committee or board consideration regarding whether to accept such resignation offer.

	Proposal 2: Ratification of Independent Auditors	Ratification of the appointment of auditors requires a majority of the votes cast.

Proposal 3: Advisory Vote Approving Executive Compensation	Advisory vote approving executive compensation requires a majority of the votes cast.

Proposal 4: Approval of 2015 Equity Incentive Plan	Approval of the 2015 Equity Incentive Plan requires a majority of the votes cast.

Q:	How are abstentions and broker non-votes treated?

A:	If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. A “broker non-vote” occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item (such as the election of directors, the approval of our executive compensation and the approval of the 2015 Equity Incentive Plan) and has not received instructions from the beneficial owner.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under New York Stock Exchange (“NYSE”) rules to vote your shares on the ratification of Ernst & Young LLP as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors, the advisory vote approving our executive compensation or the approval of the 2015 Equity Incentive Plan, in which case a broker non-vote will occur and your shares will not be voted on these matters.

Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. For purposes of the election of directors and the vote on our executive compensation, abstentions and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the approval of the 2015 Equity Incentive Plan, abstentions will have the same effect as votes against the proposal and broker non-votes, if any, will not be counted as votes cast and will have no effect on the result of the vote. For purposes of the ratification of Ernst & Young LLP as our independent registered public accounting firm, abstentions will not be counted as votes cast and will have no effect on the result of the vote.

Important: Beneficial owners of shares held in broker accounts are advised that, if they do not timely provide instructions to their broker, pursuant to NYSE Rule 452, their shares will not be voted in connection with the election of directors, the proposal on our executive compensation or the proposal on the 2015 Equity Incentive Plan. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Q:	Will there be any other items of business on the agenda?

A:	The board of directors does not know of any other matters that may be brought before the annual meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the annual meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	What happens if I submit my proxy without providing voting instructions on all proposals?

A:	Proxies properly submitted via the Internet, mail or telephone will be voted at the annual meeting in accordance with your directions. If the properly-submitted proxy does not provide voting instructions on a proposal, the proxy will be voted as follows:

•	if you are a shareholder of record, “FOR” each of the director nominees (Proposal 1),

•	“FOR” the ratification of the appointment of our independent registered public accounting firm (Proposal 2),

•	if you are a shareholder of record, “FOR” the approval, by non-binding vote, of executive compensation (Proposal 3), and

•	if you are a shareholder of record, “FOR” the approval of the 2015 Equity Incentive Plan.

Q:	Will anyone contact me regarding this vote?

A:	No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or personal interviews.

Q:	Who has paid for this proxy solicitation?

A:	We have paid the entire expense of preparing, printing and mailing the Notice and, to the extent requested by our shareholders, the proxy materials and any additional materials furnished to shareholders. Proxies may be solicited by our directors or our officers or by employees of our manager personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners. We will reimburse such holders for their reasonable expenses.

Q:	May shareholders ask questions at the annual meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from the floor.

Q:	How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries, such as a broker, bank or other agent, to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials, unless the affected shareholder has provided us with contrary instructions. This procedure provides extra convenience for shareholders and cost savings for companies.

Our company and some brokers, banks or other agents may be householding our proxy materials. A single Notice and, if applicable, a single set of our proxy materials, including the proxy statement, the accompanying proxy card, our annual report and the Notice, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Shareholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.

Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, a single set of our proxy materials, to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice and, if applicable, our proxy materials, you may send a written request to Hatteras Financial Corp., 751 W. Fourth Street, Suite 400, Winston-Salem, North Carolina 27101, Attention: Corporate Secretary. In addition, if you are receiving multiple copies of the Notice and, if applicable, our proxy materials, you can request householding by contacting our Corporate Secretary in the same manner.

Q:	What does it mean if I receive more than one Notice?

A:	It means that you have multiple accounts at the transfer agent or with stockbrokers. Please submit all of your proxies over the Internet, following the instructions provided in the Notice, by mail or by telephone to ensure that all of your shares are voted.

Q:	Can I change my vote after I have voted?

A:	Yes. Proxies properly submitted over the Internet, by mail or by telephone do not preclude a shareholder from voting in person at the meeting. A shareholder may revoke a proxy at any time prior to its exercise by filing with our corporate secretary a duly executed revocation of proxy, by properly submitting, either by Internet, mail or telephone, a proxy bearing a later date or by appearing at the meeting and voting in person. Attendance at the meeting will not by itself constitute revocation of a proxy. If you have shares held by a broker, you must obtain a written proxy executed in your favor, from the broker holding your shares in order to vote your shares in person at the annual meeting.

Q:	Can I find additional information on the company’s website?

A:	Yes. Our website is located at www.hatfin.com. Although the information contained on our website is not part of this proxy statement, you can view additional information on the website, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC. A copy of our corporate governance guidelines, our code of business conduct and ethics and each of the charters of our board committees may be obtained free of charge by writing to Hatteras Financial Corp., 751 W. Fourth Street, Suite 400, Winston-Salem, North Carolina 27101, Attention: Corporate Secretary.

PROPOSAL 1:    ELECTION OF DIRECTORS

Our board of directors consists of eight members with directors serving one-year terms and until their successors are duly elected and qualified. The term for each director expires at each annual meeting of shareholders.

At the 2015 annual meeting, all eight directors will be elected to serve until the 2016 annual meeting and until their successors are duly elected and qualified. The board of directors has nominated our current directors, Michael R. Hough, Benjamin M. Hough, David W. Berson, Ira G. Kawaller, Vicki McElreath, Jeffrey D. Miller, William V. Nutt, Jr. and Thomas D. Wren, to serve as directors (the “Nominees”). The board of directors anticipates that each Nominee will serve, if elected, as a director. However, if anyone nominated by the board of directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

The board of directors recommends a vote FOR each Nominee.

The Board of Directors

Our manager, Atlantic Capital Advisors LLC, manages our day-to-day operations, subject to the supervision of our board of directors. Members of our board are kept informed of our business through discussions with our manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the board and its committees.

Information Regarding the Nominees

The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the annual meeting. The board has identified specific attributes of each Nominee that the board has determined qualify that person for service on the board.

Michael R. Hough Chairman and Chief Executive Officer Age: 54

Mr. Hough is the chief executive officer of our manager and has been our chairman and chief executive officer since September 2007. Mr. Hough is a co-founder and director of our manager and ACM Financial Trust, Inc., a private mortgage real estate investment trust managed by our manager (“ACM”). Since founding ACM in 1998, Mr. Hough has been responsible for managing all aspects of the operations and growth of ACM. From 1988 to 1997, Mr. Hough was a principal and founding member of First Winston Securities, Inc., a regional fixed-income broker-dealer where he was head of taxable trading and sales. From 1983 to 1987, Mr. Hough worked as a taxable trader in the fixed income department of Wachovia Bank N.A. He holds a B.A. degree in economics from Wake Forest University. Michael R. Hough and Benjamin M. Hough, our president, chief operating officer and director, are brothers.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Hough, in light of his day-to-day company-specific operational experience, finance and market experience and his mortgage real estate investment trust experience, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Benjamin M. Hough President, Chief Operating Officer and Director Age: 50

Mr. Hough is the president and chief operating officer of our manager and has been our director, president and chief operating officer since September 2007. Mr. Hough is a co-founder and has been a director of our manager and ACM since 2007 and 2001, respectively. From 1997 to 2001, he was the head of the BB&T Capital Markets office in Winston-Salem, NC where he was vice president of institutional fixed income sales and trading. From 1995 to 1997, Mr. Hough was the head of the First National Bank of Maryland office in Washington, DC where he served as vice president of fixed income sales. Prior to that, Mr. Hough was vice president of NationsBanc Capital Markets, previously American Security Bank, in institutional fixed income trading and sales. Mr. Hough holds a B.A. degree in economics from the University of North Carolina at Chapel Hill. Benjamin M. Hough and Michael R. Hough, our chairman and chief executive officer, are brothers.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Hough, in light of his day-to-day company-specific operational experience, and his experience with fixed income markets, balance sheet management, portfolio analysis and mortgage real estate investment trusts, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

David W. Berson Independent Director Age: 60 Committees: • Audit • Compensation and Governance • Finance

Dr. Berson has been a member of our board of directors since November 2007. Dr. Berson serves as senior vice president and chief economist for Nationwide Mutual Insurance Company, where he leads a team of economic analysts delivering economic forecasts and analyses. Prior to joining Nationwide Mutual Insurance Company, Dr. Berson served as senior vice president, chief economist, head of risk analytics, and strategist at The PMI Group from 2007 to 2012, where he was responsible for analyses and forecasts of the economy, housing and mortgage markets; domestic/global research and planning; risk and pricing analytics; and strategic planning. Prior to joining The PMI Group, Dr. Berson was vice president and chief economist at Fannie Mae. Prior to that, Dr. Berson was a senior economist at the U.S. League of Savings Institutions. In addition, Dr. Berson was the chief financial economist at Wharton Econometrics, a visiting scholar at the Federal Reserve Bank of Kansas City and an assistant professor of economics at Claremont McKenna College and Claremont Graduate School. His U.S. government experience includes staff economist at the Council of Economic Advisors and economic analyst at the Treasury Department. Dr. Berson holds a Ph.D. in economics and an M.P.P. in public policy from the University of Michigan and a B.A. in history and economics from Williams College.

The board of directors has determined that it is in the best interests of our company and our shareholders for Dr. Berson, in light of his expertise in risk analytics and the economy, housing and mortgage markets and his Fannie Mae experience, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Ira G. Kawaller Independent Director Age: 65 Committees: • Compensation and Governance • Finance

Dr. Kawaller has been a member of our board of directors since November 2007. Since 1998, Dr. Kawaller has served as founder and president of Kawaller & Co., LLC, where his consulting activities have specialized in assisting commercial enterprises in their use of derivative instruments in managing their financial risk. In addition to his consulting activities, from 2004 to 2011, Dr. Kawaller also served as the managing partner of the Kawaller Fund, a derivatives-only commodity pool. Prior to founding Kawaller & Co., LLC, Dr. Kawaller was the vice president and director of the New York office of the Chicago Mercantile Exchange and held positions at J. Aron & Company, AT&T, and the Board of Governors of the Federal Reserve System. Over the course of his career, Dr. Kawaller has been a member of the Financial Accounting Standards Board’s Derivatives Implementation Group and the Government Accounting Standards Board’s Derivative Instrument Task force on Derivatives and Hedging. He has also been a member of the board of the International Association of Quantitative Finance, formerly known as the International Association of Financial Engineers. Dr. Kawaller has held adjunct professorships at Columbia University and Polytechnic University. He received a Ph.D. in Economics from Purdue University.

Given the nature of our business and our reliance on derivative instruments for risk management purposes, the board of directors has determined that it is in the best interests of our company and our shareholders for Dr. Kawaller, in light of his expertise and significant experience in derivative instruments for risk management purposes and his accounting and finance experience, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Vicki McElreath Independent Director Age: 65 Committees: • Audit

Ms. McElreath has been a member of our board of directors since June 2014. Ms. McElreath served as a managing partner of PricewaterhouseCoopers LLP (“PwC”) from 1999 until her retirement in June 2006. She joined Price Waterhouse, one of the predecessor firms of PwC, in 1979 and was admitted to the partnership in 1990. Ms. McElreath has served as a director and member of the audit and benefits committees of Piedmont Natural Gas Company, Inc. (NYSE:PNY) since 2006 and has chaired the audit committee since 2007. She has served as a director, chair of the audit committee and mentor of the risk committee of RBC Bank (USA), a subsidiary of The Royal Bank of Canada, since March 2012. In addition, from 2006 to 2012, she served as a director of a predecessor, RBC Bank, Inc., where she chaired its audit committee and served on its trust and compliance committees. Ms. McElreath, formerly an active status Certified Public Accountant and current on approved inactive status, holds a bachelor’s degree in business administration from Georgia State University with a major in accounting.

The board of directors has determined that it is in the best interests of our company and our shareholders for Ms. McElreath, in light of her accounting and finance background and directorship experiences, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Jeffrey D. Miller Lead Independent Director Age: 44 Committees: • Audit • Compensation and Governance (Chair)

Mr. Miller has been a member of our board of directors since November 2007. Since March 2007, Mr. Miller has served as senior vice president, general counsel and secretary of Highwoods Properties, Inc. (NYSE: HIW). Prior to joining Highwoods Properties, Inc., Mr. Miller was a partner with the law firm of DLA Piper LLP (US) where he concentrated his practice on securities, corporate governance and related strategic matters, and served as general outside counsel to a variety of publicly-traded real estate investment trusts. Prior to that, Mr. Miller was a partner with the law firm of Alston & Bird LLP. Mr. Miller holds a B.A. from Pennsylvania State University and a J.D. and M.B.A. from Wake Forest University. He is admitted to practice law in North Carolina.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Miller, in light of his public company corporate governance expertise and significant experience providing strategic advice to public real estate investment trusts, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

William V. Nutt, Jr. Independent Director Age: 59 Committees: • Compensation and Governance • Finance

Mr. Nutt has been a member of our board of directors since February 2015. Mr. Nutt currently serves as Managing Director at Piedmont Trust Company where he leads the company’s growth initiatives, including the expansion of its investment, fiduciary and family office services. Prior to joining Piedmont Trust Company in 2015, Mr. Nutt served in a variety of roles at the Bankers Financial Corporation from 2011 to 2014, including serving as Chief Operating Officer, Director and President—Business Solutions Group and as the Chairman of the Enterprise Risk Management Committee. From 1978 to 2009, Mr. Nutt held a comprehensive range of positions in sales, capital markets, operations, and risk management with United Guaranty Corporation, one of the nation’s leading private mortgage insurance companies serving major financial services organizations throughout the United States and a number of international markets, including serving as President, Chief Executive Officer and Director from 2001 to 2009 and as President and Chief Operating Officer of United Guaranty Residential Insurance Company, a mortgage insurance subsidiary, from 1999 to 2001. In addition, Mr. Nutt has previously served as President and as a member of the Executive Committee of the Mortgage Insurance Companies of America and as a member of the National Advisory Council of the Federal National Mortgage Association. Mr. Nutt holds a B.A. degree in economics from the University of North Carolina at Chapel Hill and completed the executive program at the University of North Carolina at Chapel Hill Kenan-Flagler Business School.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Nutt, in light of his experiences and expertise in risk analytics, business management and the housing and mortgage markets, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Thomas D. Wren Independent Director Age: 63 Committees: • Audit (Chair) • Finance

Mr. Wren has been a member of our board of directors since November 2007. Mr. Wren is also a director and shareholder of ACM. Mr. Wren was the treasurer of MBNA America and served as director of funds management in the treasury division. As a group executive and treasurer, Mr. Wren oversaw the company’s investment and funding activities including liquidity management, investment portfolio management, structured finance, and all related capital market programs. He currently serves on the investment committee for the Delaware Community Foundation. He is a member of the finance committee and serves as chairman of the investment committee of the Christiana Care Health System. Previously, Mr. Wren served on the board of directors and chaired the audit committees for Brandywine, Brandywine Blue and Brandywine Advisors, domestic mutual funds managed by Freiss Associates, LLC, and served as a member of the board of directors, as well as the audit and executive committees of Citibank (South Dakota), N.A., a wholly-owned subsidiary of Citigroup, Inc. Prior to joining MBNA America, Mr. Wren was chief investment and funding officer for Shawmut National Corporation. Prior to that, Mr. Wren worked for the Comptroller of the Currency (“OCC”) for 18 years, which included managing the OCC’s London operation.

The board of directors has determined that it is in the best interests of our company and our shareholders for Mr. Wren, in light of his public company accounting and financial reporting expertise, his banking and finance experience, and his senior officer and directorship experiences, to continue to serve as a director of the board of directors, subject to shareholder approval at the annual meeting.

Biographical Information Regarding Executive Officers Who Are Not Directors

The biographical descriptions below set forth certain information with respect to executive officers who are not directors.

Kenneth A. Steele Chief Financial Officer, Secretary and Treasurer Age: 51	Mr. Steele is the chief financial officer, secretary and treasurer of our manager and has been our chief financial officer, treasurer and secretary since September 2007. Since September 2002, Mr. Steele has also been the chief financial officer, secretary and treasurer of ACM. Prior to joining ACM, Mr. Steele had been a senior manager with Dixon Odom PLLC, an accounting firm, where he specialized in real estate, financial institutions, and mergers and acquisitions since 1991. He was responsible for the firm’s real estate investment trust tax work and for public and private real estate investment partnerships. He also provided consulting services related to corporate finance, commercial and residential development, and equity investment. A certified public accountant, Mr. Steele earned a Masters of Accounting from the Kenan Flagler Business School at the University of North Carolina at Chapel Hill and a B.S. degree in Business Administration from the University of North Carolina at Chapel Hill.

Frederick J. Boos, II Executive Vice President and Chief Investment Officer Age: 61	Mr. Boos is the executive vice president and chief investment officer of our manager and has been our executive vice president and chief investment officer since September 2013. From September 2007 to September 2013, Mr. Boos served as our executive vice president and co-chief investment officer. Since March 2006, Mr. Boos has been the executive vice president and chief investment officer of ACM. Prior to joining ACM, Mr. Boos had been an executive vice president and director of asset liability and capital management for MBNA America from 2003 to 2006. Mr. Boos has previously served as senior vice president and investment portfolio manager for multiple regional banks including Maryland National Bank, First National Bank of Maryland, Shawmut National Bank and American Security Bank. His prior bank treasury responsibilities include liquidity and risk management, capital management, economic capital planning, residential mortgage portfolio management as well as numerous bank ALCO Directorships. He holds a Masters of Business Administration from American University and a B.S. in finance from the University of Maryland, College Park.

Corporate Governance Profile

We have structured our corporate governance in a manner we believe closely aligns our interests with those of our shareholders. Notable features of our corporate governance structure include the following:

•	the board of directors is not staggered; instead, each of our directors is subject to re-election annually;

•	our board of directors established majority voting procedures with respect to the election of directors;

•	of the eight persons who serve on the board of directors, the board of directors has determined that six of our directors, or 75%, satisfy the listing standards for independence of the NYSE and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”);

•	two members of our audit committee qualify as an “audit committee financial expert” as defined by the SEC;

•	the compensation and governance committee of the board of directors evaluates annually the effectiveness of the board as a whole, of each of our committees and of each individual director, which evaluation is designed, among other matters, to identify areas in which the board would be better served by adding new members with different skills, backgrounds or areas of experience;

•	we have stock ownership guidelines for our non-employee members of our board of directors and our executive officers; and

•	we have a lead independent director whose authority and responsibilities are described below under “—Lead Independent Director.”

Board Leadership

The board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The board understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

The board of directors will annually elect a chairman of the board, who may or may not be the chief executive officer of our company. If the individual elected as chairman of the board is our chief executive officer, the board of directors shall also elect a lead independent director. Michael R. Hough has served as our chairman of the board and chief executive officer since our formation in 2007 and is involved in both our day-to-day operations and the strategic decision making at the board level. Based on its most recent review of our leadership structure, the board continues to believe that this leadership structure is optimal for us because it provides our company with strong and consistent leadership. The board believes that having one leader serving as both chairman of the board and chief executive officer provides us with decisive and effective leadership.

In considering its leadership structure, the board has taken a number of factors into account. The board, which consists of a majority of independent directors, exercises a strong, independent oversight function. This oversight function is enhanced by the fact that all of the board’s committees—audit and compensation and governance committees—are comprised entirely of independent directors. Further, as specified in our corporate governance guidelines (and as discussed in greater detail below), the board has designated one of its independent directors as the lead independent director, with significant responsibilities. A number of board and committee processes and procedures, including regular executive sessions of non-management directors and a regular review of our manager’s performance, provide substantial independent oversight of our management’s performance. Finally, under our bylaws and corporate governance guidelines, the board has the ability to change its structure, should that be deemed appropriate and in the best interest of our company and our shareholders. The board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.

The chairman of the board presides at all meetings of the shareholders and of the board as a whole. The chairman performs such other duties, and exercises such powers, as from time to time shall be prescribed in our bylaws or by the board of directors. As discussed below, the lead independent director performs such duties as may be specified by the board and outlined in the charter of the lead independent director.

Lead Independent Director

As stated in the charter of the lead independent director, if the chairman of the board and chief executive officer are the same person, our board of directors will annually elect a non-management and independent director to serve in a lead capacity to coordinate the activities of the other non-management and independent directors, and to perform any other duties and responsibilities that the board of directors may determine. Although annually elected, it is generally expected that he or she will serve for more than one year. Jeffrey D. Miller has served as our lead independent director since September 2009.

The role of the lead independent director includes:

•	presiding at executive sessions, with the authority to call meetings of the independent directors;

•	functioning as principal liaison on board-wide issues between the independent directors and the chairman;

•	approving the appropriate provision of information sent to the board, including agenda items;

•	facilitating the board’s approval of the number and frequency of board meetings, as well as meeting schedules, to assure that there is sufficient time for discussion;

•	authorizing the retention of outside advisors and consultants who report directly to the board of directors; and

•	if requested by shareholders, ensuring that he/she is available, when appropriate, for consultation and direct communication.

The charter of the lead independent director is available at our website at www.hatfin.com in the “Governance Documents” area of the “Corporate Governance” section.

Director Independence

Under the enhanced corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our audit committee and compensation and governance committee, must meet the test of “independence.” The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). Our board of directors has affirmatively determined that each of Drs. Berson and Kawaller, Messrs. Miller, Nutt and Wren and Ms. McElreath satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors. Therefore, we believe that all of these directors, who constitute a majority of our board of directors, are independent under the NYSE rules.

We have implemented procedures for interested parties, including shareholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors, Independent Directors and the Audit Committee.”

Board Meetings

The board of directors held six meetings during 2014, and each director attended over 75% of the board meetings and each director’s respective committee meetings. Two directors, Messrs. Michael and Benjamin Hough attended the last annual meeting of shareholders. The board of directors does not have a policy with respect to directors’ attendance at annual meetings of shareholders and, because of the routine nature of the meeting and historical low levels of in-person shareholder participation at annual meetings of shareholders, independent members of board of directors did not attend the last annual meeting of shareholders.

As required by the NYSE rules, the independent directors of our board regularly meet in executive session, without management present. Generally, these executive sessions follow after each meeting of the board and each committee meeting. In 2014, the independent directors of the board met in executive sessions without management present four times. Our lead independent director presides over such independent, non-management sessions of the board.

Board Committees

Our board of directors has appointed an audit committee, a compensation and governance committee and a finance committee and has adopted a written charter for each of these committees. Each of these committees is composed exclusively of independent directors, as defined in the rules and listing qualifications of the NYSE and, with respect to the members of the audit committee, Rule 10A-3 promulgated pursuant to the Securities Exchange Act. Moreover, the compensation and governance committee is composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act, non-employee directors and will qualify as outside directors for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Our board of directors may from time to time establish other committees to facilitate the management of our company. Matters put to a vote at any one of these three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

The audit committee is responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. In addition, the audit committee reviews and oversees our internal audit function, which reports directly to the audit committee. Mr. Wren chairs our audit committee and Mr. Wren and Ms. McElreath serve as our “audit committee financial experts,” as that term is defined by the SEC. Dr. Berson and Mr. Miller are also members of the audit committee. Each member of the audit committee is financially literate and able to read and understand fundamental financial statements. The board of directors has reviewed the audit committee members’ service on audit committees of other public companies and has determined that such simultaneous service, if any, does not impair the members’ ability to serve on our audit committee. The audit committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

It is our policy and procedure that any transaction involving any of our executive officers, directors, director nominees, a 5% or greater shareholder or their immediate family members that we would be required to report pursuant to Item 404(a) of Regulation S-K promulgated by the SEC, is subject to review and approval by the audit committee. Item 404(a) requires disclosure of any transaction, since the beginning of our last fiscal year, or any currently proposed transaction, in which the amount involved exceeds $120,000, and in which any of the related persons described above had or will have a direct or indirect material interest.

In addition, the committee is responsible for reviewing any transactions that involve potential conflicts of interest, including any potential conflicts involving executive officers, directors and their immediate family members. Our written code of business conduct and ethics expressly prohibits the continuation of any conflict of interest by an employee, officer or director except under guidelines approved by the board of directors. Our code of business conduct and ethics requires any employee, officer or director to report any actual conflict of interest to our compliance officer. Under our code of business conduct and ethics, all contracts and transactions between our company and any executive officer or director or their immediate family members (or any entity in which such executive officer or director is a director or has a material financial interest) must be reviewed and approved by a majority of disinterested directors. In addition, our corporate governance guidelines require that each member of our board of directors consult the chairman of the board in advance of accepting an invitation to serve on another company’s board if the director has concerns about whether serving as a director of another company might conflict with his or her duties to our company. In that situation, our corporate governance guidelines also suggest that the director inform the compensation and governance committee in writing of the director’s decision. Because the facts and circumstances regarding potential conflicts are difficult to predict, the board of directors has not adopted a written policy for evaluating conflicts of interests. In the event a conflict of interest arises, the board of directors will review, among other things, the facts and circumstances of the conflict, our applicable corporate governance policies, the effects of any potential waivers of those policies, applicable state law, and the NYSE continued listing rules and regulations, and will consider the advice of counsel, before making any decisions regarding the conflict.

The audit committee held eight meetings in 2014.

Compensation and Governance Committee

The compensation and governance committee evaluates the performance of our manager (including our executive officers, which are provided by our manager), reviews the compensation and fees payable to our manager under our management agreement, administers the issuance of any stock issued to our employees, our manager or employees of our manager that provide services to us under our equity incentive plans, implements and oversees our corporate governance guidelines and code of business conduct and ethics, adopts policies with respect to conflicts of interest, monitors our compliance with corporate governance requirements of state and federal law and the rules and regulations of the NYSE, conducts director candidate searches, oversees and evaluates our board of directors and management, evaluates from time to time the appropriate size and composition of our board of directors and recommends, as appropriate, increases, decreases and changes in the composition of our board of directors and formally proposes the slate of directors to be elected at each annual meeting of our shareholders. Our compensation and governance committee may designate a sub-committee of at least one member to address specific issues on behalf of the committee. Mr. Miller chairs our compensation and governance committee. Drs. Berson and Kawaller and Mr. Nutt are also members of the compensation and governance committee.

The compensation and governance committee held three meetings in 2014.

Finance Committee

The finance committee assists the board of directors in fulfilling its oversight responsibilities by reviewing and reporting to the board on (i) our risk management and risk assessment guidelines and policies regarding market, interest rate, credit, liquidity and funding risk and such other risks as necessary to fulfill the committee’s duties and responsibilities, (ii) our risk tolerance and (iii) our portfolio management, hedging, capital, liquidity and funding. Dr. Berson chairs our finance committee. Dr. Kawaller and Messrs. Nutt and Wren are also members of the finance committee.

The finance committee held two meetings in 2014.

Risk Management

The board of directors oversees our risk management policies and strategies. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to the board of directors a comprehensive report on the material risks to the company, including, among others, operational risk, liquidity risk, interest rate risk, strategic risk, compliance and reporting risk and capital market risk. The management team also reviews with the board of directors the company’s risk mitigation policies and strategies specific to each risk that is identified. If necessary, the board of directors may delegate specific risk management tasks to management or an appropriate committee. The audit committee also actively monitors our risks throughout the year, and with the aid of management, identifies any additional risks that need to be elevated for the full board’s consideration.

Self-Evaluation and Nomination of Directors

Before each annual meeting of shareholders, the compensation and governance committee considers the nomination of all directors whose terms expire at the next annual meeting of shareholders and also considers new candidates whenever there is a vacancy on the board or whenever a vacancy is anticipated due to a change in the size or composition of the board, a retirement of a director or for any other reasons. In addition to considering incumbent directors, the compensation and governance committee identifies director candidates based on recommendations from the directors and executive officers. The committee may from time to time engage the services of third-party search firms to assist in identifying or evaluating director candidates. Such a firm was engaged in 2014 to assist in identifying candidates for a potential increase in the size of the board of directors.

The compensation and governance committee evaluates annually the effectiveness of the board as a whole, of each of our committees and of each individual director. These evaluations are designed, among other matters, to identify any areas in which the board would be better served by adding new members with different skills, backgrounds or areas of experience.

The board of directors considers director candidates based on a number of factors including:

•	whether the board member will be “independent,” as such term is defined by the NYSE listing standards;

•	whether the candidate possesses the highest personal and professional ethics, integrity and values;

•	whether the candidate has demonstrated leadership ability, with broad experience, diverse perspectives, and the ability to exercise sound business judgment;

•	whether the candidate has experience in areas important to the operations of our company;

•	whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment; and

•	whether the candidate provides a diversity of viewpoints, background, experience and demographics as compared with the current members of the board.

Candidates are also evaluated based on their understanding of our business and willingness to devote adequate time to carrying out their duties. The compensation and governance committee also monitors the mix of skills, experience and background to assure that the board has the necessary composition to effectively perform its oversight function. As noted immediately above, diversity characteristics of a candidate are just one of several factors considered by the committee when evaluating director candidates. A candidate will neither be included nor excluded from consideration solely based on his or her diversity traits. The compensation and governance committee conducts regular reviews of current directors in light of the considerations described above and their past contributions to our board of directors. The board reviews the effectiveness of its director candidate nominating policies annually.

The compensation and governance committee will consider appropriate nominees for directors whose names are submitted in writing by a shareholder of our company. Director candidates submitted by our shareholders will be evaluated by the compensation and governance committee on the same basis as any other director candidates. We did not receive any nominations of directors by shareholders for the 2015 annual meeting.

Nominations must be addressed to Hatteras Financial Corp., 751 W. Fourth Street, Suite 400, Winston-Salem, North Carolina 27101, Attn: Kenneth A. Steele, Corporate Secretary, indicating the nominee’s qualifications and other relevant biographical information and providing confirmation of the nominee’s consent to serve as director, if elected. In order to be considered for the next annual election of directors, any such written request must comply with the requirements set forth in our bylaws and below under “Shareholder Proposals.”

Policy on Majority Voting

Pursuant to our majority voting policy, in an uncontested election of directors, any nominee for director who receives a greater number of votes withheld from his or her election than votes for such election will, within two weeks after our certification of the voting results, submit to the board of directors a written offer to resign from the board. The compensation and governance committee will consider the resignation offer and, within 60 days after our certification of the voting results, make a recommendation to the board of directors concerning the acceptance or rejection of the resignation offer.

In determining its recommendation to the board of directors, the compensation and governance committee will consider all factors it deems relevant, which may include:

•	the stated reason or reasons why shareholders cast withheld votes for the director;

•	the qualifications of the director (including, for example, whether the director serves on the audit committee of the board of directors as an “audit committee financial expert” and whether there are one or more other directors qualified, eligible and available to serve on the audit committee in such capacity); and

•	whether the director’s resignation from the board of directors would be in our best interests and the best interests of our shareholders.

The compensation and governance committee also will consider alternatives concerning the resignation offer as the compensation and governance committee members deem appropriate, which may include:

•	acceptance of the resignation offer;

•	rejection of the resignation offer; or

•	rejection of the resignation offer coupled with a commitment to seek to address the underlying cause or causes of the majority-withheld vote.

The board of directors will take formal action on the compensation and governance committee’s recommendation no later than 90 days after our certification of the voting results. In considering the recommendation, the board of directors will consider the information, factors and alternatives considered by the compensation and governance committee and such additional information, factors and alternatives the board of directors deems relevant. Any director who tenders his or her resignation offer will not participate in the committee recommendation or board action regarding whether to accept the resignation offer. We will promptly disclose, in a Current Report on Form 8-K furnished to the SEC, the decision of the board of directors. The board of directors will also provide an explanation of the process by which the decision was made and, if applicable, its reason or reasons for rejecting the resignation.

Compensation and Governance Committee Interlocks and Insider Participation

None of the members of our compensation and governance committee is or has been employed by us. Two of our executive officers, Messrs. Hough and Hough, currently serve as executive officers and members of the board of directors of ACM, a private mortgage real estate investment trust managed by our manager, Atlantic Capital Advisors LLC. None of our other executive officers currently serves, or in the past three years has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation and governance committee.

Director Compensation for 2014

In 2014, each member of our board of directors who was not an employee of our company received annual compensation for service as a director as follows:

•	Each non-employee director received an annual fee of $50,000.

•	The lead independent director received an additional annual fee of $15,000.

•	In addition, the chairman of our audit committee was paid an annual fee of $10,000, and the chairman of our compensation and governance committee received an annual fee of $5,000.

•	Each member of our board of directors was also reimbursed for reasonable out-of-pocket expenses associated with service on our behalf and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

Non-employee directors also participate in our equity incentive plans. We provide an initial grant of shares of restricted stock to each non-employee director upon his appointment to our board. We also provide for an annual grant of shares of restricted stock to each non-employee director around January 31st of each year. For 2014, each annual grant was for a number of shares of restricted stock having a fair market value as near to $60,000 as possible without exceeding such value. The value of such shares of restricted stock is based on the 10-day average closing price of our common stock on the NYSE prior to the date of grant. Each initial and annual restricted stock grant will vest in equal installments over five years beginning on the first anniversary of the date of the grant, provided that the recipient remain a director of our company on the vesting date. Pursuant to the applicable award agreement, in the event of change in control of our company, all outstanding shares of restricted stock granted under the plan to our non-employee directors will become fully vested. Our board of directors (or a duly formed committee thereof) may revise our non-employee directors’ compensation in its discretion.

The following table summarizes the compensation that we paid to our non-employee directors in 2014:

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Total

David W. Berson	$50,000	$60,565	$110,565

Ira G. Kawaller	50,000	60,565	110,565

Vicki McElreath	20,834	35,183	56,017

Jeffrey D. Miller	70,000	60,565	130,565

Thomas D. Wren	60,000	60,565	120,565

(1)	Represents restricted stock awards granted pursuant to our 2010 Equity Incentive Plan. The dollar value is computed in accordance with FASB ASC Topic 718. See Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for a discussion of our accounting of shares of restricted stock and the assumptions used. The grant date fair value of each award to Drs. Berson and Kawaller and Messrs. Miller and Wren is $17.94 per share. The grant date fair value of the initial award of 1,734 shares of restricted stock to Ms. McElreath on June 1, 2014 is $20.29 per share. As of December 31, 2014, the aggregate number of shares of common stock held by non-employee directors was as follows: Dr. Berson 14,976; Dr. Kawaller, 19,996; Ms. McElreath 1,734, Mr. Miller, 13,976; and Mr. Wren, 13,976. Mr. Nutt joined the board of directors on February 26, 2015 and received an initial grant of 3,048 shares of restricted stock with a grant date fair value of $18.18 per share.

Stock Ownership Guidelines

The compensation and governance committee has established stock ownership guidelines for non-employee directors. The compensation and governance committee believes that encouraging each director to maintain a meaningful ownership interest in our company relative to his or her annual fees for service as a director is in the best interest of our company and our shareholders. Under the guidelines, the compensation and governance committee has approved that each existing director should own shares in our company having a value equal to or greater than five times the director’s annual fee for service as a director (currently equal to $250,000). Common stock subject to vesting or forfeiture count toward the recommended levels. New directors would have five years from the time of joining the board of directors to meet the recommended levels. Drs. Berson and Kawaller and Messrs. Miller and Wren each met the stock ownership guidelines as of December 31, 2014. Under the policy, Ms. McElreath and Mr. Nutt each have five years from the date they joined our company as a director to meet the stock ownership guidelines.

Corporate Governance Matters

We have adopted a code of business conduct and ethics that applies to all our executive officers and employees, the employees of our manager, and each member of our board of directors and corporate governance guidelines. We anticipate that any waivers of our code of business conduct and ethics will be posted on our website. The following documents are available at our website at www.hatfin.com in the “Governance Documents” area of the “Corporate Governance” section:

•	audit committee charter;

•	compensation and governance committee charter;

•	finance committee charter;

•	code of business conduct and ethics;

•	whistleblower policy;

•	corporate governance guidelines; and

•	the charter of the lead independent director.

Each committee reviews its written charter annually. Copies of the documents listed above are available in print to any shareholder who requests them. Requests should be sent Hatteras Financial Corp., 751 W. Fourth Street, Suite 400, Winston-Salem, North Carolina 27101, Attention: Corporate Secretary.

Communication with the Board of Directors, Independent Directors and the Audit Committee

Our board of directors may be contacted by any party via mail at the address listed below.

Board of Directors

Hatteras Financial Corp.

751 W. Fourth Street, Suite 400

Winston-Salem, North Carolina 27101

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board, would provide a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. As discussed above, the presiding director of independent, non-management sessions of the directors is the lead independent director. The independent directors can be contacted by any party via mail at the address listed below.

Lead Independent Director

Hatteras Financial Corp.

751 W. Fourth Street, Suite 400

Winston-Salem, North Carolina 27101

The audit committee has adopted a process for anyone to send communications to the audit committee with concerns or complaints concerning our company’s regulatory compliance, accounting, audit or internal controls issues. The audit committee can be contacted by any party as via mail at the address listed below:

Chairman

Audit Committee

Hatteras Financial Corp.

751 W. Fourth Street, Suite 400

Winston-Salem, North Carolina 27101

Relevant communications are distributed to the board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, our board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board should be excluded or redirected, as appropriate, such as: business solicitations or advertisements; junk mail and mass mailings; resumes and other forms of job inquiries; spam; and surveys. In addition, material that is unduly hostile, threatening, potentially illegal or similarly unsuitable will be excluded; however, any communication that is excluded will be made available to any outside director upon request.

PROPOSAL 2:    RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected the accounting firm of Ernst & Young LLP to serve as our independent registered public accountants for the year ending December 31, 2015, and the board of directors is asking shareholders to ratify this appointment. Although current law, rules and regulations, as well as the audit committee charter, require the company’s independent auditor to be engaged, retained and supervised by the audit committee, the board of directors considers the selection of the independent auditor to be an important matter of shareholder concern and is submitting the selection of Ernst & Young LLP for ratification by shareholders as a matter of good corporate practice. Ernst & Young LLP has served as our independent registered public accountants since our initial private offering in November 2007 and is considered by our management to be well qualified.

Fee Disclosure

The following is a summary of the fees billed to our company by Ernst & Young LLP for professional services rendered for the years ended December 31, 2014 and 2013:

	Year Ended December 31, 2014	Year Ended December 31, 2013

Audit Fees	$660,330	$659,337

Audit-Related Fees	—	—

Tax Fees	—	—

All Other Fees	—	—

Total	$660,330	$659,337

Audit Fees

“Audit Fees” consist of fees and related expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements. For example, audit fees included fees for professional services rendered in connection with quarterly and annual reports, and the issuance of consents by Ernst & Young LLP to be named in our registration statements and to the use of their audit report in the registration statements.

Audit-Related Fees and All Other Fees

“Audit-Related Fees” and “All Other Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.” Ernst & Young LLP did not perform any such products or services for us during the years ended December 31, 2014 and 2013.

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee or a member of the audit committee designated by the full committee to pre-approve such services. The audit committee or designated member concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

A representative of Ernst & Young LLP will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

The board of directors recommends a vote FOR the ratification of the appointment of the independent registered public accountants.

AUDIT COMMITTEE REPORT

The following is a report by our audit committee regarding the responsibilities and functions of our audit committee.

The audit committee oversees the company’s financial reporting process on behalf of the board of directors, in accordance with the audit committee charter. Management is responsible for the company’s financial statements and the financial reporting process, including implementing and maintaining effective internal control over financial reporting and for the assessment of, and reporting on, the effectiveness of internal control over financial reporting. The company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for expressing opinions on the conformity of the company’s audited financial statements with accounting principles generally accepted in the United States of America and on the effectiveness of the company’s internal control over financial reporting.

In fulfilling its oversight responsibilities, the audit committee reviewed with management and Ernst & Young LLP the audited financial statements for the year ended December 31, 2014 and the reports on the effectiveness of the company’s internal control over financial reporting as of December 31, 2014 contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2014, and discussed with management the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The audit committee also reviewed and discussed with management and Ernst & Young LLP the disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Controls and Procedures” included in the Annual Report on Form 10-K for the year ended December 31, 2014.

In addition, the audit committee received and discussed the written disclosures and the letter from Ernst & Young LLP that are required by applicable requirements of the Public Company Accounting Oversight Board regarding the firm’s communications with the audit committee concerning independence, discussed with Ernst & Young LLP the firm’s independence from management and the audit committee, and discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In reliance on the reviews and discussions referred to above, prior to the filing of the company’s Annual Report on Form 10-K for the year ended December 31, 2014 with the SEC, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in such Annual Report for filing with the SEC.

The members of the audit committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent registered public accountants. Accordingly, the audit committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the audit committee’s considerations and discussions referred to above do not assure that the audit of the company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Ernst & Young LLP is in fact “independent.”

Submitted by the audit committee of the board of directors

Thomas D. Wren (Chairman)

David W. Berson

Vicki McElreath

Jeffrey D. Miller

COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The following is a report by our compensation and governance committee regarding our executive officer compensation program.

The compensation and governance committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement (“CD&A”) with management of the company. Based on the compensation and governance committee’s review of the CD&A and the compensation and governance committee’s discussions of the CD&A with management, the compensation and governance committee recommended to the board of directors (and the board has approved) that the CD&A be included in the company’s proxy statement on Schedule 14A prepared in connection with the annual meeting.

Submitted by the compensation and governance committee of the board of directors

Jeffrey D. Miller (Chairman)

David W. Berson

Ira G. Kawaller

William V. Nutt, Jr.

EXECUTIVE OFFICER COMPENSATION

Compensation Discussion & Analysis

This compensation discussion and analysis describes our compensation objectives and policies in relation to long-term equity compensation received by our named executive officers, which includes Michael R. Hough, our Chairman and Chief Executive Officer; Benjamin M. Hough, our President and Chief Operating Officer; Kenneth A. Steele, our Chief Financial Officer, Secretary and Treasurer; and Frederick J. Boos, II, our Executive Vice President and Chief Investment Officer (collectively, the “named executive officers” and individually, each a “named executive officer”).

We are managed by Atlantic Capital Advisors LLC pursuant to the management agreement between our manager and us. In 2014, we did not have any executive officers whom we compensated directly with salaries or other cash compensation. Our named executive officers’ compensation is derived from the management fees we pay to our manager and grants of awards made by us directly to our named executive officers pursuant to our equity incentive plans. We do not believe that our fee arrangement with our manager or the grants of equity awards made by us to our named executive officers encourages inappropriate risk-taking. While prudent risk-taking is an important part of growing and managing a business, the compensation and governance committee believes it is important to align our compensation policies with our long-term interests and avoid short-term rewards for our manager and our named executive officers’ decisions that could pose long-term risks to us, as follows:

•	Management Fees—We pay our manager a base management fee, which is set forth in the management agreement, that is calculated based on a percentage of our shareholders’ equity, subject to certain adjustments. This percentage decreases as our shareholders’ equity increases. We do not pay our manager any incentive fee. Furthermore, because our shareholders’ equity would decrease if we experienced losses, and, consequently, our manager’s base management fee would decrease, we believe that our manager is not incentivized to sacrifice long-term performance for short-term gains. In addition, additional equity offerings, which increase shareholders’ equity and the management fee, must be approved by a majority of the board of directors, including our independent directors. See “Certain Relationships and Related Transactions” for a discussion of the fees paid to Atlantic Capital Advisors LLC.

•	Restricted Stock Awards— In 2014, we issued shares of restricted stock pursuant to our 2010 Equity Incentive Plan. The forfeiture restrictions on such shares of restricted stock lapse over a period of five years. We believe that this lapsing period is an important retention device and encourages our named executive officers to focus on sustaining our long-term performance.

Compensation Philosophy and Objectives

We, through our equity compensation program, seek to attract, motivate and retain top quality senior executives who are committed to our core values of prudent risk-taking and integrity. The compensation and governance committee acknowledges that the real estate finance industry is highly competitive and that experienced professionals have significant career mobility. We compete for executive talent with a large number of real estate investment companies and specialty finance companies, some of which are privately owned and some of which have significantly larger market capitalization than we do. We are a specialized company in a highly competitive industry and our ability to attract, retain and reward our named executive officers and other key employees is essential to maintaining our competitive position in the real estate finance industry.

The compensation and governance committee’s objectives in developing and administering the equity compensation program are to:

•	focus decision-making and behavior on goals that are consistent with our overall business strategy without threatening the long-term viability of our company;

•	attract, retain and motivate a highly-skilled executive officers that will contribute to our successful performance;

•	align the interests of our named executive officers with the interests of our shareholders by motivating executives to increase long-term shareholder value;

•	provide compensation opportunities that are competitive within industry standards thereby reflecting the value of the position in the marketplace;

•	support a culture committed to paying for performance where compensation is commensurate with the level of performance achieved; and

•	maintain flexibility and discretion to allow us to recognize the unique characteristics of our operations and strategy, and our prevailing business environment, as well as changing labor market dynamics.

The compensation and governance committee is committed to the ongoing review and evaluation of the named executive officer compensation levels and program. It is the committee’s view that compensation decisions are best made after a deliberate review of company and individual performance, as well as industry compensation levels, within the risk parameters established by management and the board. Consistent with this view, the compensation and governance committee periodically assesses our performance within the context of the industry’s overall performance and internal performance standards and evaluates individual executive officer performance relative to the performance expectations for their respective position. In past years, the compensation and governance committee considered, among other things, analyses prepared by and the advice of FTI Consulting, Inc., an independent compensation consultant engaged by the compensation and governance committee.

Role of Executive Officers in Compensation Decisions

The compensation and governance committee makes all equity compensation decisions related to the named executive officers. When making equity compensation decisions for the named executive officers (other than Michael R. Hough), the compensation and governance committee seeks input from Michael R. Hough, our chief executive officer, given his direct day-to-day working relationship with our senior executives. The compensation and governance committee engages in discussions and makes final determinations related to equity compensation paid to the named executive officers. All decisions regarding Michael R. Hough’s compensation are made by the compensation and governance committee.

Compensation Committee Consideration of the 2014 Vote on Executive Compensation

In determining our executive compensation program for the remainder of 2014 and for 2015, the compensation committee generally considered the results of the 2014 advisory vote of our shareholders on executive compensation presented in our 2014 proxy statement. The compensation committee noted that more than 96% of the votes cast approved the compensation of our named executive officers as described in our 2014 proxy statement. The compensation committee considered these voting results as supportive of the committee’s general executive compensation practices.

Engagement of Compensation Consultant

The compensation and governance committee is authorized to retain the services of one or more executive compensation consultants, in its discretion, to assist with the establishment and review of our equity compensation programs and related policies, and has used their services in the past. The compensation and governance committee has sole authority to hire, terminate and set the terms of future engagements with compensation consultants.

Equity Incentive Awards

Overview. Our 2010 Equity Incentive Plan allow for grants of long-term incentive awards to named executive officers and key employees of, and consultants and other service providers to, us and our manager, through grants of option rights, appreciation rights and restricted stock awards. Awards granted to named executive officers and other employees of our manager under the incentive plans are designed to align the named executive officers’ interests with the interests of shareholders by providing each named executive officer with an ownership interest in our company and a stake in our long-term success. The 2010 Equity Incentive Plan is, and the 2015 Equity Incentive Plan, if approved by the shareholders, will be, administered by the compensation and governance committee, which has the discretion to determine those individuals or entities to whom awards will be granted, the number of shares subject to such rights and awards and other terms and conditions of the option rights, appreciation rights and restricted stock awards. Each such award may have a vesting period that is tied to each named executive officer’s or employee’s continued service to our company or a specifically identified set of performance measures.

September 2014 Awards. On September 10, 2014, the compensation and governance committee approved the grant of an aggregate of 203,147 shares of time-based restricted stock under our 2010 Equity Incentive Plan to the named executive officers. The shares are scheduled to vest ratably on an annual basis over a five-year period beginning on the first anniversary of the date of the grant. Under certain circumstances, our named executive officers may be required to forfeit their respective restricted stock awards pursuant to Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, applicable stock exchange listing rules, or any clawback or recoupment policy adopted by our board of directors or compensation committee in the future. All of the awards are issued and outstanding as of the grant date, and the awardee is entitled to receive dividends as declared and paid on the shares and to vote the shares from the date of grant.

The compensation and governance committee approved the following time-based restricted stock awards:

Michael R. Hough	73,641
Benjamin M. Hough	66,023
Kenneth A. Steele	38,090
Frederick J. Boos, II	25,393

The time-based restricted stock awards were granted in recognition of the management team’s performance during 2013 and 2014. The September 2014 equity grants were designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, deter our named executive officers from seeking other employment opportunities and align the interests of our executive officers with our shareholders’ interests. Existing ownership levels were not a factor in award determinations, as the compensation and governance committee does not want to discourage executive officers from holding significant amounts of our shares.

The compensation and governance committee considered a number of factors in determining to make the September 2014 awards, including:

•	for the 12 months ended June 30, 2014, we declared $2.05 per share of total dividends for a yield of 12.1% based on the average daily closing share price on the NYSE during that period;

•	established a new business initiative to acquire and aggregate individual whole jumbo mortgage loans, with a goal of securitizing the loans into mortgage-backed securities not guaranteed by a U.S. Government sponsored entity or a U.S. Government agency;

•	repurchased 2,585,447 shares of common stock at an average price of $17.69 per share pursuant to our stock repurchase program;

•	repositioned our portfolio of agency securities of approximately $16.7 billion of mortgage-backed securities as of June 30, 2014; and

•	since our initial public offering in 2008, there have been no material problems with closing our books and preparing financial statements, no material audit differences and no identified material weakness in internal control over financial reporting.

While the compensation and governance committee currently expects to continue to grant shares of restricted stock in future years, we have not in the past made equity awards on a fixed schedule to the named executive officers, and the committee’s decision whether to approve any equity awards in the future will depend on our company’s performance, market trends and practices, expense implications, tax efficiencies or other considerations that warrant reconsideration of the form of long-term equity compensation in the committee’s sole discretion. Restricted stock, as compared to stock options, are regarded by executive officers as an award with a lower risk than stock options, because at vesting, restricted shares of common stock will have value equal to the market price of the underlying shares, even if there has been no appreciation in the market price of our stock during the vesting period. Stock options, even if vested, will not have any value unless the market price for our stock at the time of exercise is greater than the exercise price of the option. Accordingly, the compensation and governance committee believes that restricted shares of common stock are a more effective retention and recruiting tool because the value of the awards is perceived as more tangible by our executive officers.

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to the named executive officers for the year as consideration for services rendered to our company. With respect to equity incentive awards, the dollar amounts indicated in the table under “Stock Awards” are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718.

Name and Principal Position	Year	Stock Awards		All Other Compensation (2)	Total
Michael R. Hough Chairman and Chief Executive Officer	2014	$1,438,945	(1)	$327,773	$1,766,718
	2013	1,449,991		290,198	1,740,189
	2012	1,296,000		263,056	1,559,056

Benjamin M. Hough President and Chief Operating Officer	2014	1,290,089	(1)	291,883	1,581,972
	2013	1,299,993		268,044	1,568,037
	2012	1,152,000		230,873	1,382,873

Kenneth A. Steele Chief Financial Officer, Treasurer and Secretary	2014	744,279	(1)	176,047	920,326
	2013	750,008		161,776	911,784
	2012	720,000		149,962	869,962

Frederick J. Boos, II Executive Vice President and Chief Investment Officer	2014	496,179	(1)	226,204	722,383
	2013	499,999		105,560	605,559
	2012	432,000		102,031	534,031

(1)	These shares were granted pursuant to our 2010 Equity Incentive Plan and will vest in five equal annual installments beginning on September 10, 2015, provided the named executive officer remains an employee or director of our company on the vesting date. Based upon $19.54 per share, the closing price of our common stock on the NYSE on the date of grant. For additional information, see “Executive Officer Compensation—Compensation Discussion and Analysis—Equity Incentive Awards.”

(2)	All other compensation for 2014 represents dividends and distributions on unvested shares of restricted stock.

2014 Grants of Plan Based Awards

The following table sets forth information with respect to plan-based restricted stock awards granted in 2014 to the named executive officers. The dollar amounts indicated under the “Grant Date Fair Value” is the full fair value of each grant, in accordance with the applicable accounting literature.

Name	Date of Grant	All Other Stock Awards: Number of Shares (1)	Grant Date Fair Value of Stock Awards (2)

Michael R. Hough	September 10, 2014	73,641	$1,438,945

Benjamin M. Hough	September 10, 2014	66,023	1,290,089

Kenneth A. Steele	September 10, 2014	38,090	744,279

Frederick J. Boos, II	September 10, 2014	25,393	497,179

(1)	These shares were granted pursuant to our 2010 Equity Incentive Plan and will vest in five equal annual installments beginning on September 10, 2015, provided the named executive officer remains an employee or director of our company on the vesting date. For additional information, see “Executive Officer Compensation—Compensation Discussion and Analysis—Equity Incentive Awards.”

(2)	Based upon $19.54 per share, the closing price of our common stock on the NYSE on the date of grant.

Outstanding Equity Awards at December 31, 2014

The following table sets forth information on the holdings of equity awards by our named executive officers as of December 31, 2014.

		Stock Awards
Name	Grant Date	Number of Shares of Stock That Have Not Vested (1)	Market Value of Shares of Stock That Have Not Vested (2)
Michael R. Hough	September 10, 2014	73,641	$1,357,204
	September 26, 2013	61,311	1,129,962
	September 17, 2012	27,000	497,610
	August 4, 2011	18,770	345,931
	July 8, 2010	5,329	98,213

Benjamin M. Hough	September 10, 2014	66,023	1,216,804

	September 26, 2013	54,968	1,013,060

	September 17, 2012	24,000	442,320

	August 4, 2011	16,518	304,427

	July 8, 2010	4,618	85,110
Kenneth A. Steele	September 10, 2014	38,090	701,999
	September 26, 2013	31,713	584,471
	September 17, 2012	15,000	276,450
	August 4, 2011	10,511	193,718
	July 8, 2010	3,197	58,921

Frederick J. Boos, II	September 10, 2014	25,393	467,993

	September 26, 2013	21,141	389,629

	September 17, 2012	9,000	165,870

	August 4, 2011	7,132	131,443

	July 8, 2010	2,309	42,555

(1)	The shares of restricted stock were granted pursuant to our 2007 Equity Incentive Plan and 2010 Equity Incentive Plan and will vest in five equal annual installments beginning on the first anniversary of the grant date, provided the named executive officer remains an employee or director of our company on the vesting date.

(2)	Based upon $18.43 per share, the closing price of our common stock on the NYSE on December 31, 2014.

Stock Vested in 2014

The following table sets forth information on the shares of restricted stock held by our named executive officers that vested during the year ended December 31, 2014. The shares of restricted stock described below were granted to our executive officers on July 8, 2010, August 4, 2011, September 17, 2012 and September 26, 2013 pursuant to our 2007 Equity Incentive Plan and 2010 Equity Incentive Plan.

Name	Vesting Date	Number of Shares Acquired on Vesting	Value Realized on Vesting (1)
Michael R. Hough	July 8, 2014	5,328	$104,802
	August 4, 2014	9,384	179,516
	September 17, 2014	9,000	173,430
	September 26, 2014	15,327	280,656

Benjamin M. Hough	July 8, 2014	4,618	90,836

	August 4, 2014	8,258	157,976

	September 17, 2014	8,000	154,160

	September 26, 2014	13,742	251,616
Kenneth A. Steele	July 8, 2014	3,197	62,885
	August 4, 2014	5,255	100,528
	September 17, 2014	5,000	96,350
	September 26, 2014	7,928	145,162

Frederick J. Boos, II	July 8, 2014	2,309	45,418

	August 4, 2014	3,566	68,218

	September 17, 2014	3,000	57,810

	September 26, 2014	5,285	96,786

(1)	Based upon $19.67 per share, $19.13 per share, $19.27 per share, and $18.31 per share, the closing prices of our common stock on the NYSE on the vesting dates, July 8, 2014, August 4, 2014, September 17, 2014 and September 26, 2014 respectively.

Potential Payments Upon Termination or Change in Control

Under our 2007 Equity Incentive Plan, our 2010 Equity Incentive Plan and the restricted stock award agreements with our named executive officers, upon a change in control (as defined in our 2007 Equity Incentive Plan and our 2010 Equity Incentive Plan) or a termination of the management agreement by us without cause (as determined in accordance with our management agreement), all outstanding restricted stock awards immediately vest. The following table sets forth estimates of the potential benefits to our named executive officers in connection with a change in control or termination of the management agreement without cause, assuming such event occurred on December 31, 2014. The actual payments due on terminations occurring on different dates could materially differ from the estimates in the table.

Name	Value of Vesting Restricted Stock (1)

Michael R. Hough	$3,428,920

Benjamin M. Hough	3,061,721

Kenneth A. Steele	1,815,559

Frederick J. Boos, II	1,197,508

(1)	Consists of all outstanding shares of restricted stock held by such named executive officer that had not vested as of December 31, 2014. Based on $18.43 per share, the closing price of our common stock on the NYSE on December 31, 2014.

Equity Compensation Plans

The following table provides information as of December 31, 2014 with respect to shares of common stock that may be issued under our existing equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders (1)	—	—	325,080

Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	—	—	325,080

(1)	Consists of our 2010 Equity Incentive Plan under which the board of directors generally grants stock options and restricted stock, and has the ability to grant phantom stock and stock appreciation rights, to employees, officers and directors of our company and our manager, Atlantic Capital Advisors LLC. Please see “Proposal 4—Approval of the 2015 Equity Incentive Plan” for a description of the 2015 Equity Incentive Plan that is subject to shareholder approval at the annual meeting.

PROPOSAL 3:      ADVISORY (NON-BINDING) VOTE

APPROVING EXECUTIVE COMPENSATION

Section 14A(a)(1) of the Securities Exchange Act generally requires each public company to include in its proxy statement a separate resolution subject to a non-binding shareholder vote to approve the compensation of the company’s named executive officers, as disclosed in its proxy statement pursuant to Item 402 of Regulation S-K, not less frequently than once every three years. This is commonly known as a “say-on-pay” proposal or resolution. At our 2011 annual meeting of shareholders held on May 4, 2011, our shareholders voted on, among other matters, a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers. A majority of the votes cast on the frequency proposal were cast in favor of holding a non-binding, advisory vote on the compensation of our named executive officers every year. Our board of directors considered the voting results with respect to the frequency proposal and other factors, and the board currently intends to hold a non-binding, advisory vote on the executive compensation program every year until the next required advisory vote on the frequency of holding the non-binding, advisory vote on the compensation of our named executive officers at our 2017 annual meeting of shareholders.

Accordingly, we are presenting the following proposal, which gives you as a shareholder the opportunity to endorse or not endorse our equity compensation program for the named executive officers by voting for or against the following resolution.

“RESOLVED, that the shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us, it will provide information to us and the compensation and governance committee regarding shareholder sentiment about our executive compensation philosophy, policies and practices, which the compensation and governance committee will be able to consider when determining equity compensation for our named executive officers for the remainder of 2015 and beyond.

As described in detail under the heading “Executive Officer Compensation” above, we are externally managed by Atlantic Capital Advisors LLC pursuant to the management agreement between our manager and us. In 2014, we did not have any executive officers whom we compensated directly with salaries or other cash compensation. Our named executive officers’ compensation was derived from the management fees we pay to our manager and grants of restricted stock awards made by us to our named executive officers in September 2014 pursuant to our 2010 Equity Incentive Plan.

The September 2014 time-based restricted stock awards were granted in recognition of the management team’s performance and leadership over the preceding 12 months. The 2014 equity grants were designed to recognize scope of responsibilities, reward demonstrated performance and leadership, motivate future superior performance, align the interests of our executive officers with our shareholders’ interests and retain or recruit our executive officers.

For more information about our 2014 equity compensation, please see “Executive Officer Compensation” above.

The board of directors recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this Proxy Statement.

PROPOSAL 4:      APPROVAL OF THE

HATTERAS FINANCIAL CORP. 2015 EQUITY INCENTIVE PLAN

We currently have in effect the 2010 Equity Incentive Plan (the “2010 Plan”). The 2010 Plan was approved by shareholders on May 5, 2010. The 2010 Plan permits the granting of stock options, stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

The board of directors believes that the 2010 Plan has benefited us by assisting in recruiting and retaining the services of individuals with ability and initiative and enabling such individuals to participate in the future success of our company and by associating the interests of such individuals with the interests of our company and our shareholders. In order to continue the ability to provide the incentive compensation opportunities available under the 2010 Plan, the board of directors, on March 17, 2015, adopted the 2015 Equity Incentive Plan (the “2015 Plan”), subject to the approval of shareholders at the annual meeting.

At the annual meeting, shareholders are being asked to vote on a proposal to approve the adoption of the 2015 Plan. If approved, the 2015 Plan will replace the 2010 Plan and we will no longer make any grants under the 2010 Plan (although awards previously made under the 2010 Plan that are outstanding will remain in effect in accordance with the terms of that plan and the applicable award agreements).

The material features of the 2015 Plan are as follows:

•	The maximum number of shares of common stock reserved and available for issuance under the 2015 Plan is 1,500,000 shares.

•	The term of the 2015 Plan expires on March 16, 2025, i.e., 10 years from the date the board of directors adopted the 2015 Plan.

•	The 2015 Plan authorizes the grant of stock options (including incentive stock options qualifying under Internal Revenue Code section 422 and nonstatutory stock options), stock appreciation rights, restricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

•	The maximum number of shares of common stock which may be granted during any fiscal year to any one individual is limited to 150,000 shares, or in the case of an individual who is a member of the board of directors but who is not an employee of our company, our manager or an affiliate of either, 25,000 shares.

•	Stock options and stock appreciation rights may not be repriced without shareholder approval. The exercise price of stock options and the base price of stock appreciation rights may not be less than 100% of the grant date fair market value of a share of common stock.

•	The 2015 Plan does not provide for liberal share recycling. Neither shares tendered by a participant to pay the exercise price of an award nor shares tendered or withheld for taxes will be available for future grants under the 2015 Plan.

•	Grants of stock options, stock appreciation rights, restricted stock, phantom stock or other stock-based awards with vesting or exercise periods shorter than three years are generally prohibited (provided that awards may vest in installments during such period of restriction).

•	Shares acquired pursuant to awards under the 2015 Plan are generally subject to a one-year holding period before they can be transferred or sold.

•	Dividends and dividend equivalents on awards that vest based on achieving performance objectives will be paid when, and to the extent that, the goals are achieved.

•	The 2015 Plan will require shareholder approval of any amendment to the plan to the extent such approval is required by applicable law, regulation or exchange listing standard.

As of March 11, 2015, 96,790,541 shares of common stock were outstanding and up to 20,146,850 shares of common stock were issuable upon conversion of outstanding shares of preferred stock under certain circumstances (approximately 16,353,811 shares of common stock based on the per-share closing price of our common stock on the NYSE on March 11, 2015).

As of March 11, 2015, the fair market value of one share of common stock, determined by the last reported sale price per share on that date as quoted on the NYSE was $17.58.

The board of directors believes that the 2015 Plan is an important factor in attracting and retaining the high-caliber employees and other service providers essential to our success and in aligning those individuals’ long-term interests with those of our shareholders. Therefore, the board of directors has adopted the 2015 Plan, subject to the approval of shareholders, to ensure that the board of directors and the compensation committee will be able to use the 2015 Plan to make the types of awards, and covering the number of shares of common stock, as necessary to meet these needs. The board of directors believes that approval of the 2015 Plan is in the best interests of our company and our shareholders.

If our shareholders do not approve the 2015 Plan, the 2010 Plan will continue in effect until it expires. Once the existing 2010 Plan expires, or once the shares of common stock remaining available for issuance under the 2010 Plan are used, the compensation committee will be unable to make equity awards. Compensation for employees (including the named executive officers) and directors would then be solely in cash. Paying compensation completely in cash would significantly reduce the alignment of management’s interests with those of our shareholders, which is primarily achieved through the issuance of long-term equity incentive awards that are available only through a current equity incentive plan. Moreover, compensating employees and directors only in cash would reduce our available cash at a time when we may be conserving cash or allocating cash to other business purposes. Finally, without the 2015 Plan and the incentive awards it makes possible, we will have a more difficult time retaining our key personnel and hiring the best available people.

The following summary of the 2015 Equity Incentive Plan does not purport to be complete and is subject to, and qualified in its entirety by, reference to the complete text of the 2015 Plan, which is attached to this proxy statement as Appendix A.

Description of the 2015 Equity Incentive Plan

Purpose

The primary purpose of the 2015 Plan is to promote our long-term growth and profitability by (i) providing key people with incentives to improve shareholder value and to contribute to our growth and financial success through their future services, and (ii) enabling us to attract, retain and reward the best available people. Currently, there are no awards outstanding under the 2015 Plan.

Eligibility and Participation

Participation in the 2015 Plan is open to all employees, officers, directors and other individuals providing bona fide services to us, our manager, Atlantic Capital Advisors LLC, or any affiliates of us or our manager, as the administrator may select from time to time. In addition, the administrator may grant awards to individuals in connection with hiring, retention or otherwise prior to the date the individual first performs services; provided, that none of these awards shall become vested or exercisable and no shares are issued before the individual first begins performing services. As of March 17, 2015, six of our non-employee directors, four of our executive officers, 13 of our employees and 17 employees of our manager and our outside consultants are eligible to participate in the 2015 Plan. Other than grants to the employees of our manager, we have never granted awards under any incentive plan to consultants or other outside service providers.

Term

The 2015 Plan is effective as of March 17, 2015, the date it was approved by the board of directors, subject to shareholder approval. The 2015 Plan will terminate on March 16, 2025.

Shares Available Under the 2015 Plan

The 2015 Plan provides that the number of shares of common stock that we may issue with respect to awards under the 2015 Plan will not exceed an aggregate of 1,500,000 shares of common stock. In addition, the maximum number of shares of common stock subject to awards of any combination that may be granted under the 2015 Plan during any fiscal year to any one individual is limited to 150,000 shares of common stock, or in the case of an individual who is a member of the board of directors but who is not an employee of our company, our manager or an affiliate of our company or our manager, 25,000 shares of common stock.

These limits (and the terms of outstanding awards) will be adjusted to reflect any stock dividends, stock splits, split-ups, recapitalizations, mergers, consolidations, business combinations or exchanges of shares and the like. If any award, or portion of an award, under the 2015 Plan is canceled, forfeited, expires or terminates without the issuance of shares or is settled in cash without delivery of shares, then the shares subject to such award shall thereafter, to the extent of such cancellation, expiration, forfeiture, termination or cash settlement, be available for further awards under the 2015 Plan. In the event that (i) any stock option granted under the 2015 Plan is exercised through tendering shares (either actually or by attestation) or by the withholding of shares by the company or (ii) withholding tax liabilities resulting from any award are satisfied by the withholding of shares, then the number of shares tendered or withheld shall not be available for further awards under the 2015 Plan. If shares are issued in settlement of a stock appreciation right, then the number of shares available for further awards under the 2015 Plan shall be reduced by the number of shares for which the stock appreciation right was exercised rather than the number of shares issued in settlement of the stock appreciation right.

Types of Awards

The 2015 Plan allows for the grant of stock options, stock appreciation rights, restricted stock awards, phantom stock awards, performance awards, and other stock-based awards. The administrator may grant these awards separately or in tandem with other awards. The administrator will also determine the prices, expiration dates and other material conditions governing the exercise or vesting of the awards. We, or any of our affiliates, may make or guarantee loans to assist grantees in exercising awards and satisfying any withholding tax obligations arising from awards, to the extent permitted by law.

Stock Options. The administrator may grant awards of either incentive stock options, as that term is defined in section 422 of the Internal Revenue Code, or nonqualified stock options. Only our employees or employees of our subsidiaries, however, may receive incentive stock option awards. Stock options must have an exercise price at least equal to fair market value on the date of grant. The option holder may pay the exercise price in cash, by tendering shares of common stock, by a combination of cash and shares, or by any other means the administrator approves. The 2015 Plan provides that, except for adjustments to reflect stock dividends, stock splits, etc. as described below, the administrator shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment or replacement award with respect to any outstanding stock option without shareholder approval. Subject to the provisions of the 2015 Plan, no stock option shall be exercisable in full sooner than three years from the date of grant (provided that stock options may vest in installments during such period of restriction); provided, that a stock option may be exercisable in full one year from the date of grant if the stock option will become exercisable on account of the satisfaction of performance objectives or the stock option was granted to a non-employee member of the board of directors.

Stock Appreciation Rights. The administrator may grant awards of stock appreciation rights which entitle the holder to receive a payment in cash, in shares of common stock, or in a combination of both, having an aggregate value equal to the spread on the date of exercise between the fair market value of the underlying shares on that date and the base price of the shares specified in the grant agreement. The base price of a stock appreciation right must at least equal the fair market value of a share of common stock on the grant date. The 2015 Plan provides that, except for adjustments to reflect stock dividends, stock splits, etc. as described below, the administrator shall not have the right to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment or replacement award with respect to any outstanding stock appreciation right without shareholder approval. Subject to the provisions of the 2015 Plan, no stock appreciation right shall be exercisable in full sooner than three years from the date of grant (provided that stock appreciation rights may vest in installments during such period of restriction); provided, that a stock appreciation right may be exercisable in full one year from the date of grant if the stock appreciation right will become exercisable on account of the satisfaction of performance objectives or the stock appreciation right was granted to a non-employee member of the board of directors.

Stock and Phantom Stock Awards. The 2015 Plan allows the administrator to grant restricted stock awards or phantom stock awards, i.e., awards denominated in stock-equivalent units to eligible participants with or without payment of consideration by the grantee. Phantom stock awards may be paid in cash, in shares of common stock, or in a combination of both. Subject to the provisions of the 2015 Plan, no stock awards or phantom stock awards shall be earned or vested in full sooner than three years from the date of grant (provided that stock awards or phantom stock awards may vest in installments during such period of restriction); provided, that a stock award or phantom stock award may be earned or vested in full one year from the date of grant if the award will become vested or will be earned on account of the satisfaction of performance objectives or the award was granted to a non-employee member of the board of directors.

Performance Awards. The administrator may grant performance awards which become payable in cash, in shares of common stock, or in a combination of both, on account of attainment of one or more performance goals established by the administrator. The administrator may establish performance goals based on one or more business criteria related to our company, or that of our affiliates, including the criteria described below under “Section 162(m).”

Other Stock-Based Awards. The administrator may grant other stock-based awards which may be denominated in cash, shares of common stock, or other securities, stock-equivalent units, stock appreciation units, securities or debentures convertible into shares of common stock, or any combination of the foregoing. These awards may be paid in shares of common stock or other securities, in cash, or in a combination of shares of common stock, other securities and cash. Subject to the provisions of the 2015 Plan, no other stock-based award shall be earned or vested in full sooner than three years from the date of grant (provided that such other stock-based award may vest in installments during such period of restriction); provided, that an other stock-based award may be earned or vested in full one year from the date of grant if the award will become vested or will be earned on account of the satisfaction of performance objectives or the award was granted to a non-employee member of the board of directors.

Administration

The 2015 Plan is administered by our board of directors but may be administered by a committee or committees, such as our compensation and governance committee, as the board of directors may appoint from time to time. The administrator has full power and authority to take all actions necessary to carry out the purpose and intent of the 2015 Plan, including, but not limited to, the authority to: (i) determine who is eligible for awards, and when such awards will be granted; (ii) determine the types of awards to be granted; (iii) determine the number of shares covered by or used for reference purposes for each award; (iv) impose such terms, limitations, restrictions and conditions upon any award as the administrator deems appropriate; (v) modify, amend, extend or renew outstanding awards, or accept the surrender of outstanding awards and substitute new awards (provided however, that, except as noted below, any modification that would materially adversely affect any outstanding award may not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to an award following the death, disability, retirement or involuntary termination of employment or service of the grantee (as determined by the administrator) or upon a change in control of our company or, in the case of a grantee employed by our manager, termination of our management agreement; (vii) establish objectives and conditions, if any, for earning awards and determining whether awards will be paid after the end of a performance period, and (viii) establish sub-plans or grant awards in foreign jurisdictions.

Adjustments to Awards. In the event of a stock dividend of, or stock split or reverse stock split affecting our shares of common stock, (i) the maximum number of shares as to which we may grant awards under the 2015 Plan and the maximum number of shares with respect to which we may grant awards during any one fiscal year to any individual, and (ii) the number of shares covered by and the exercise price and other terms of outstanding awards, will be adjusted to reflect such event unless the board of directors determines that no such adjustment will be made.

Except as provided above, in the event of any change affecting our shares of common stock, our company or our capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a “change in control” of our company (as defined in the 2015 Plan), the administrator, in its discretion and without the consent of the holders of the awards, will make (i) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which awards may be granted under the 2015 Plan (in the aggregate and with respect to any individual during any one fiscal year of our company), and (ii) any adjustments in outstanding awards, including but not limited to modifying the number, kind and price of securities subject to awards.

In the event of any transaction resulting in a “change in control” of the Company (as defined in the 2015 Plan), the administrator may provide for the continuation, assumption, or substitution of the awards by the surviving or successor entity or its parent. Any awards not assumed or replaced with a substitute award in connection with a “change in control” shall be terminated. In the event of such termination, (i) the outstanding stock options and other awards that will terminate upon the effective time of the “change in control” shall become fully vested immediately before the effective time of the “change in control,” and (ii) the holders of stock options and other awards under the 2015 Plan will be permitted, immediately before the “change in control,” to exercise or convert all portions of such stock options or other awards which are then exercisable or convertible.

Without the consent of award holders, the administrator may make adjustments in the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting us, or the financial statements of our company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2015 Plan.

Prohibition on Repricing

The 2015 Plan provides that the administrator shall not have the right, without the approval of shareholders, to reprice, replace, regrant through a cancellation or otherwise modify or make a cash payment with respect to any outstanding stock option or stock appreciation right. See “Types of Awards – Stock Awards” and “–Stock Appreciation Rights.”

Dividends and Dividend Equivalent Rights

Any dividends or dividend equivalent rights that are payable or that may be credited with respect to an award that does not become nonforfeitable and transferable solely on account of continued employment or service shall be accumulated and paid when and to the extent that the underlying award becomes nonforfeitable and transferable. The administrator may provide that such accumulated dividends and dividend equivalent rights shall be deemed to have been reinvested in additional shares of common stock or may be accumulated with or without interest.

Section 162(m)

Section 162(m) of the Internal Revenue Code limits, to $1,000,000, the deduction that we may claim for compensation paid to each of our chief executive officer and our three other most highly paid executive officers (other than the chief financial officer). The deduction limitation does not apply to compensation that qualifies as “performance based compensation” under Section 162(m).

Awards granted under the 2015 Plan can qualify as performance based compensation under Section 162(m) only if, among other things, the plan, as approved by shareholders (i) includes a limit on the benefits that an individual may receive in a stated period and (ii) the plan identifies the performance measures or criteria that may be used for awards (other than stock options and stock appreciation rights) that are intended to qualify as performance based compensation.

As required by Section 162(m), the 2015 Plan includes limits on the benefits that any participant may receive in a stated period. The 2015 Plan provides that no participant may be granted, in any fiscal year, awards with respect to more than 150,000 shares of common stock.

The 2015 Plan also identifies performance criteria that may be used to establish performance goals that will determine whether an award becomes vested or is earned. The administrator may prescribe that an award that is intended to qualify as performance based compensation will become vested or be earned only upon the attainment of performance goals or objectives stated with respect to one or more of the following: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) comprehensive income or comprehensive income per share; (v) earnings per share; (vi) book value per share; (vii) core earnings or core earnings per share, (viii) return on shareholders’ equity; (ix) expense management; (x) return on investment; (xi) total return or total shareholder return; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit or operating margins; (xv) stock price; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow, cash flow per share, funds from operations, funds from operations per share or similar measure; (xix) return on assets; (xx) gross or net profit; (xxi) dividends paid or payable; (xxii) cash or funds available for distribution, including on an adjusted or on a per share basis. A performance goal or objective stated with respect to one or more of these criteria may be expressed on an absolute basis or relative to the performance of one or more similarly situated companies or a published index.

Awards under the 2015 Plan

Because participation and the types of awards available for grant under the 2015 Plan are subject to the discretion of the administrator, the benefits or amounts that any participant or groups of participants will receive are not currently determinable. For the same reasons, we are unable to determine the awards that would have been made last year if the 2015 Plan had been in effect. However, outstanding awards previously granted to the named executive officers under the 2015 Plan are reported herein. See “Executive Officer Compensation—2014 Grants of Plan-Based Awards.”

Amendment and Termination

Our board of directors may terminate, amend or modify the 2015 Plan or any portion thereof at any time, except to the extent any such amendment or modification requires shareholder approval under the rules of the NYSE. Except in the case of adjustments to reflect changes in our capitalization, any amendments that materially change the terms of the 2015 Plan, including repricing, replacing, or regranting through cancellation or by lowering the price per share of a previously granted stock option or stock appreciation right, will be subject to approval by our shareholders.

Federal Income Tax Consequences

The following is a general summary of the current federal income tax treatment of stock options, which are authorized for grant under the 2015 Plan, based upon the current provisions of the Internal Revenue Code and regulations promulgated thereunder.

Incentive Stock Options. An optionholder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under section 422 of the Internal Revenue Code. Optionholders who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionholder satisfies such holding periods, upon a sale of the shares, our company will not be entitled to any deduction for federal income tax purposes. If an optionholder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “Disqualifying Disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the optionholder upon the Disqualifying Disposition of the shares generally will result in a deduction by our company for federal income tax purposes.

Nonqualified Stock Options. Options not designated or qualifying as incentive stock options will be nonqualified stock options having no special tax status. An optionholder generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonqualified stock option, the optionholder normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionholder is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of shares acquired by the exercise of a nonqualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to our company with respect to the grant of a nonqualified stock option or the sale of the shares acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionholder as a result of the exercise of a nonqualified stock option.

The board of directors recommends a vote FOR the approval of the 2015 Equity Incentive Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information regarding the beneficial ownership of our common stock as of March 11, 2015, with respect to each of our directors; each of our executive officers; each shareholder of our company that is known to us to be the beneficial owner of more than 5% of our common stock based upon filings made with the SEC; and all directors and executive officers as a group.

Unless otherwise indicated, the business address for each of the identified shareholders is 751 W. Fourth Street, Suite 400, Winston-Salem, North Carolina 27101. Except as indicated in the footnotes below, none of the executive officers or directors has pledged his shares of common stock as collateral.

Name of Beneficial Owner	Shares of Common Stock (1)	Percent of Common Stock (2)

Michael R. Hough (3)	379,732	*

Benjamin M. Hough (4)	353,818	*

Kenneth A. Steele (5)	197,669	*

Frederick J. Boos, II (6)	137,137	*

David W. Berson	18,243	*

Ira G. Kawaller	23,263	*

Vicki McElreath	5,001	*

Jeffrey D. Miller	17,243	*

William V. Nutt, Jr.	3,048	*

Thomas D. Wren	17,243	*

All directors and executive officers as a group (10 persons)	1,152,397	1.2%

BlackRock, Inc. (7)	8,021,526	8.3%

Artisan Partners Asset Management Inc., Artisan Partners Holdings LP, Artisan Partners Limited Partnership, Artisan Investments GP LLC, Artisan Partners Funds, Inc. (8)	11,167,201	11.9%

The Vanguard Group - 23-1945930 (9)	5,659,552	5.85%

*	Represents ownership of less than 1.0%.

(1)	In accordance with SEC rules, each listed person’s beneficial ownership includes: (1) all shares the investor actually owns beneficially or of record; (2) all shares over which the investor has or shares voting or dispositive control; and (3) all shares the investor has the right to acquire within 60 days.

(2)	Based on 96,790,541 shares of our common stock outstanding on a fully diluted basis as of March 11, 2015.

(3)	Mr. Hough has sole voting and dispositive power with respect to 377,463 shares of common stock and shared voting and dispositive power with respect to 2,269 shares of common stock held indirectly through Atlantic Capital Advisors LLC.

(4)	Mr. Hough has sole voting and dispositive power with respect to 351,733 shares of common stock, shared voting and dispositive power with respect to 1,985 shares of common stock held indirectly through Atlantic Capital Advisors LLC and shared voting and dispositive power with respect to 100 shares of common stock held by a family member.

(5)	Mr. Steele has sole voting and dispositive power with respect to 195,967 shares of common stock and shared voting and dispositive power with respect to 1,702 shares of common stock held indirectly through Atlantic Capital Advisors LLC.

(6)	Mr. Boos has sole voting and dispositive power with respect to 136,002 shares of common stock and shared voting and dispositive power with respect to 1,135 shares of common stock.

(7)

This information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on January 23, 2015. The business address for this shareholder is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc., in its capacity as the parent holding company of several subsidiaries, is deemed to have sole power to vote or to direct the vote with respect 7,787,289 shares of common stock and is deemed to have sole power to dispose or to direct the disposition with respect to 8,021,526 shares of common stock. Various persons have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such securities. No such person is known to BlackRock, Inc. to have such right or power with respect to more than five percent of the common stock.

(8)	This information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on January 30, 2015. The business address for these shareholders is 875 East Wisconsin Avenue, Suite 800, Milwaukee, Wisconsin 53202. Each of Artisan Partners Asset Management Inc., Artisan Partners Holdings LP, Artisan Partners Limited Partnership and Artisan Investments GP LLC is deemed to have shared power to vote or to direct the vote with respect to 11,167,201 shares of common stock and is deemed to have shared power to dispose or to direct the disposition with respect to 11,479,997 shares of common stock. Artisan Partners Funds, Inc. is deemed to have shared power to vote or to direct the vote, and to dispose or to direct the disposition, with respect to 8,186,127 shares of common stock. The shares reported in the Schedule 13G/A have been acquired on behalf of discretionary clients of Artisan Partners Limited Partnership. Persons other than Artisan Partners Limited Partnership have the right to receive dividends from, and the proceeds from the sale of, such shares.

(9)	This information and the information in this footnote were obtained from a Schedule 13G/A filed with the SEC on February 10, 2015. The business address for this shareholder is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group – 23-1945930 (“Vanguard”), in its capacity as an investment adviser, is deemed to have sole power to vote or to direct the vote with respect to 135,382 shares of common stock, sole power to dispose or to direct the disposition with respect to 5,531,570 shares of common stock and shared power to dispose or to direct the disposition with respect to 127,982 shares of common stock. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 127,982 shares of common stock, or less than one percent of the shares of common stock outstanding, as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 7,400 shares of common stock, or less than one percent of the shares of common stock outstanding, as a result of its serving as investment manager of Australian investment offerings.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“10% Holders”), to file reports of ownership and changes in ownership with the SEC. Officers, directors and 10% Holders are required by SEC regulations to furnish our company with copies of all Section 16(a) forms that they file. To our knowledge, based solely on review of the copies of such reports furnished to us, or written representations from reporting persons that all reportable transactions were reported, we believe that during the fiscal year ended December 31, 2014 the executive officers, directors and 10% Holders timely filed all reports they were required to file under Section 16(a).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 23, 2012, we entered into our management agreement with Atlantic Capital Advisors LLC (the “management agreement”). Our independent directors approved the management agreement during an executive session without the presence of the management team. The management has a three-year term and automatically renews for additional one-year terms unless terminated in accordance with its provisions.

We incurred approximately $16.5 million in management fees and $4.2 million in reimbursable expenses under the management agreement during the year ended December 31, 2014. None of the reimbursement payments were specifically attributable to the compensation of our named executive officers. Reimbursable expenses include approximately 80% of our portion of the rent paid by our manager for our office space. As of October 2014, our office space is rented from a real estate partnership owned by Messrs. Michael R. Hough, Benjamin M. Hough, Kenneth A. Steele and a third-party investor, at an annual rate of approximately $350,000, pursuant to a 12-year lease ending in 2026. Because of the interests of our executive officers in such real estate partnership, our board of directors ordered an independent market study from a nationally-recognized brokerage firm to determine market rent for the area. The lease between the real estate partnership and Atlantic Capital Advisors LLC was reviewed and approved by our independent directors. In addition, all decisions related to the enforcement of, or the amendment of, the terms of the lease must be approved by a majority of the independent directors.

The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. All of our executive officers also serve as officers of our manager and of ACM, another real estate investment trust managed by our manager that has similar investment objectives to ours. Furthermore, two of our non-independent directors, Michael R. Hough and Benjamin M. Hough, also serve as directors of ACM. These officers and directors own a controlling interest in our manager.

Our independent directors review our manager’s performance periodically and, following the initial term, the management agreement may be terminated upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of our outstanding common stock, based upon (1) unsatisfactory performance that is materially detrimental to us or (2) a determination that the management fees payable to our manager are not fair, subject to our manager’s right to prevent such a termination pursuant to clause (2) by accepting a reduction of management fees agreed to by at least two-thirds of our independent directors and our manager. We must provide 180 days’ prior notice of any such termination and our manager will be paid a termination fee equal to four times the average annual management fee earned by the manager during the two years immediately preceding termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination.

We may also terminate the management agreement without payment of the termination fee with 30 days’ prior written notice for cause, which is defined as (1) our manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof, (2) our manager’s engagement in any act of fraud, misappropriation of funds, or embezzlement against us, (3) our manager’s gross negligence, bad faith, willful misconduct or reckless disregard in the performance of its duties under the management agreement, (4) the commencement of any proceeding relating to our manager’s bankruptcy or insolvency that is not withdrawn within 30 days or in certain other instances where our manager becomes insolvent, (5) the dissolution of our manager (unless the directors have approved a successor under the management agreement), (6) a change of control (as defined in the management agreement) of our manager or (7) if fewer than two of the key principals (as defined in the management agreement) are full-time employees of our manager. Cause does not include unsatisfactory performance, even if that performance is materially detrimental to our business. Our manager may terminate the management agreement, without payment of the termination fee, in the event we become regulated as an investment company under the Investment Company Act of 1940. Furthermore, our manager may decline to renew the management agreement by providing us with 180 days’ written notice. Our manager may also terminate the management agreement upon 60 days’ written notice if we default in the performance of any material term of the management agreement and the default continues for a period of 30 days after written notice to us, whereupon we would be required to pay our manager a termination fee in accordance with the terms of the management agreement.

We indemnify our directors and executive officers to the fullest extent permitted by Maryland law so that they will be free from undue concern about personal liability in connection with their service to our company. This is required under our bylaws, and we have also entered into agreements with those individuals contractually obligating us to provide this indemnification to them.

SHAREHOLDER PROPOSALS

Shareholder proposals intended to be presented at the 2016 annual meeting of shareholders must be received by the corporate secretary of the company no later than November 28, 2015 in order to be considered for inclusion in our proxy statement relating to the 2016 meeting pursuant to Rule 14a-8 under the Securities Exchange Act (“Rule 14a-8”).

Our bylaws currently provide that in order for a proposal of a shareholder to be presented at our 2016 annual meeting of shareholders, other than a shareholder proposal included in our proxy statement pursuant to Rule 14a-8, it must be received at our principal executive offices no earlier than the close of business on October 29, 2015 and on or before November 28, 2015. If the 2016 annual meeting of shareholders is scheduled to take place before April 6, 2016 or after June 5, 2016 then notice must be delivered no earlier than the close of business on the 150th day prior to the 2016 annual meeting of shareholders and not later than the close of business on the later of the 120th day prior to the 2016 annual meeting of shareholders or the tenth day following the day on which public announcement of the date of the 2016 annual meeting of shareholders is first made public by our company. Any such proposal should be mailed to: Hatteras Financial Corp., 751 W. Fourth Street, Suite 400, Winston-Salem, North Carolina 27101, Attention: Corporate Secretary. A copy of the bylaws may be obtained from our corporate secretary by written request to the same address.

By Order of the Board of Directors

Kenneth A. Steele

Chief Financial Officer, Secretary and Treasurer

Winston-Salem, North Carolina

March 27, 2015

APPENDIX A

HATTERAS FINANCIAL CORP.

2015 EQUITY INCENTIVE PLAN

1.	Establishment, Purpose and Types of Awards

Hatteras Financial Corp. (the “Company”), hereby establishes the Hatteras Financial Corp. 2015 Equity Incentive Plan (the “Plan”). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve shareholder value and to contribute to the growth and financial success of the Company through their future services, and (ii) enabling the Company to attract, retain and reward the best-available persons.

The Plan permits the granting of stock options (including incentive stock options qualifying under Code section 422 and nonstatutory stock options), stock appreciation rights, restricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.	Definitions

Under this Plan, except where the context otherwise indicates, the following definitions apply:

(a) “Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity, or the power to direct the management and policies of the entity, by contract or otherwise.

(c) “Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award.

(d) “Board” means the Board of Directors of the Company.

(e) “Change in Control” means: (i) the acquisition (other than from the Company) in one or more transactions by any Person, as defined in this Section 2(e), of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding shares of the securities of the Company, or (B) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Company Voting Stock”); (ii) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or (iii) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Company Voting Stock; provided, however, that if a Change in Control (as defined in clauses (i), (ii) or (iii) constitutes a payment event for any Award that constitutes “nonqualified deferred compensation” that is subject to Code section 409A, no payment will be made under that Award on account of a Change in Control unless the event described in clause (i), (ii) or (iii) above, as applicable, constitutes a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5). For purposes of this Section 2(e), a “Person” means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: employee benefit plans sponsored or maintained by the Company and by entities controlled by the Company or an underwriter of the Common Stock in a registered public offering.

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

(g) “Common Stock” means shares of common stock of the Company, par value of $.001 per share.

(h) “Fair Market Value” means, with respect to a share of the Company’s Common Stock for any purpose on a particular date, the value determined by the Administrator in good faith. However, if the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (i) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Administrator’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, or the Nasdaq Global Market; (ii) the last sale price on the relevant date quoted on the Nasdaq Capital Market; (iii) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Administrator’s discretion; or (iv) if the Common Stock is not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Common Stock, or by such other source, selected by the Administrator. If no public trading of the Common Stock occurs on the relevant date but the shares are so listed, then Fair Market Value shall be determined as of the last date before the relevant date on which trading of the Common Stock did occur. For all purposes under this Plan, the term “relevant date” as used in this Section 2(h) means either the date as of which Fair Market Value is to be determined or the next preceding date on which public trading of the Common Stock occurs, as determined in the Administrator’s discretion.

(i) “Grant Agreement” means a written document, including an electronic writing acceptable to the Administrator, memorializing the terms and conditions of an Award granted pursuant to the Plan and which shall incorporate the terms of the Plan.

(i) “Manager” means the person or persons, if any, appointed or employed by or contracted with the Company from time to time and responsible for directing or performing day-to-day business affairs or operations of the Company, including any person or persons to whom the Manager subcontracts any of such functions. The initial Manager is Atlantic Capital Advisors LLC.

3.	Administration

(a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time. To the extent allowed by applicable state law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award following the death, disability, retirement or involuntary termination of employment or service of the participant (as determined by the Administrator) or, as provided in Section 7, upon a Change in Control of the Company or, in the case of a participant employed by the Manager, a termination of the Company’s management agreement; (vii) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid with respect to a performance period; and (viii) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole and absolute discretion, to administer, construe and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, to establish, amend, rescind and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable, and to correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Administrator shall deem it desirable to carry it into effect.

Except for adjustments as provided in Section 7(d) of the Plan, neither the Board nor the Administrator shall have the authority to take any of the following actions, unless the shareholders of the Company have approved such an action within twelve (12) months prior to such an event: (i) the reduction of the exercise price of any outstanding stock option or stock appreciation right under the Plan; (ii) the cancellation of any outstanding stock option or stock appreciation right under the Plan and the grant in substitution therefor of (1) a new stock option or stock appreciation right under the Plan or another equity plan of the Company covering the same or a different number of shares of Common Stock, (2) a restricted stock Award (including a share bonus), (3) an other stock-based Award, (4) a phantom stock Award, (5) a performance award, (6) cash and/or (7) other valuable consideration (as determined by the Board, in its sole discretion); or (iii) any other action that is treated as a repricing under generally accepted accounting principles.

(c) Non-Uniform Determinations. The Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e) Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f) Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its shareholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.	Shares Available for the Plan; Maximum Awards

Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 1,500,000 shares of Common Stock. All of such shares of Common Stock shall be available for issuance as incentive stock options to qualify under Code section 422. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan is cancelled, forfeited, expires or terminates without the issuance of shares of Common Stock or is settled in cash without delivery of shares of Common Stock, then the shares subject to such Award shall thereafter, to the extent of such cancellation, expiration, forfeiture, termination or cash settlement, be available for further Awards under the Plan. In the event that (i) any stock option granted under the Plan is exercised through the tendering of shares of Common Stock (either actually or by attestation) or by the withholding of shares of Common Stock by the Company or (ii) withholding tax liabilities resulting from any Award are satisfied by the withholding of shares of Common Stock, then the number of shares tendered or withheld shall not be available for further Awards under the Plan. If Common Stock is issued in settlement of a stock appreciation right (“SAR”), then the number of shares of Common Stock available for further Awards under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR.

Subject to adjustments as provided in Section 7(d) of the Plan, the maximum number of shares of Common Stock subject to Awards of any combination that may be granted during any one fiscal year of the Company to any one individual under this Plan shall be limited to 150,000 shares or, in the case of an individual who is a member of the Board but who is not an employee of the Company, the Manager or an Affiliate of the Company of the Manager, 25,000 shares in any fiscal year. Such per-individual limit shall not be adjusted to effect a restoration of shares of Common Stock with respect to which the related Award is terminated, surrendered or canceled. Two or more Awards that are granted in tandem shall be treated as a single award for purposes of this paragraph.

5.	Participation

Participation in the Plan shall be open to all employees, officers, and directors of, and other individuals providing bona fide services to or for, the Company, the Manager or of any Affiliate of the Company or the Manager, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable, and no shares shall be issued to such individual, prior to the date the individual first commences performance of such services.

6.	Awards

The Administrator, in its sole discretion and consistent with the terms of the Plan, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards, concurrently with or with respect to outstanding Awards. All Awards are subject to the terms and conditions provided in the Grant Agreement and the terms and conditions provided in the Plan.

(a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonstatutory stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company and any other individuals who are eligible to receive incentive stock options under the provisions of Code section 422. Options must have an exercise price at least equal to Fair Market Value as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option. Subject to the provisions of the Plan, stock options may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. Subject to the provisions of the Plan, no stock option shall be exercisable in full sooner than three years from the date the stock option is granted (provided that stock options may vest in installments during such period of restriction); provided that a stock option may be exercisable in full one year from the date of grant if the stock option will become exercisable on account of the satisfaction of performance objectives or the stock option was granted to a member of the Board who is not an employee of the Company, the Manager or an Affiliate of the Company or the Manager.

(b) Stock Appreciation Rights. The Administrator may from time to time grant SARs to eligible participants. A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. The base price per share specified in the Grant Agreement shall not be less than the

Fair Market Value on the grant date or, in the case of a SAR granted in tandem with a stock option, the exercise price of the related stock option. No SAR shall have a term longer than ten years’ duration. Subject to the provisions of the Plan, SARs may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine. Subject to the provisions of the Plan, no SAR shall be exercisable in full sooner than three years from the date the SAR is granted (provided that SARs may vest in installments during such period of restriction); provided that a SAR may be exercisable in full one year from the date of grant if the SAR will become exercisable on account of the satisfaction of performance objectives or the SAR was granted to a member of the Board who is not an employee of the Company, the Manager or an Affiliate of the Company or the Manager. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c) Stock Awards. The Administrator may from time to time grant Awards of restricted Common Stock to eligible participants in such amounts and on such terms and conditions as it shall determine; provided, however, that no such Award shall be earned or vested in full sooner than three years from the date of its grant (provided that Awards of restricted stock may be earned or vested in installments during such period of restriction) except that an Award of restricted stock may be earned or vested in full one year from the date of its grant if the Award will become vested or will be earned on account of the satisfaction of performance objectives or if the Award was granted to a member of the Board who is not an employee of the Company, the Manager or an Affiliate of the Company or the Manager. Prior to their forfeiture, a participant will have all rights of a shareholder with respect to restricted shares of Common Stock, including the right to receive dividends and vote the shares; provided, however, that (i) if the restricted shares of Common Stock will not become vested and transferable solely on account of continued employment or service, dividends payable on the shares shall be accumulated and paid, without interest, when and to the extent that the underlying Award becomes vested and transferable, (ii) the participant may not sell, transfer, pledge, exchange or otherwise dispose of shares of restricted Common Stock before they become transferable in accordance with the Plan and the Grant Agreement, (iii) the Company may retain custody of any certificates evidencing the shares of restricted Common Stock and (iv) the participant may be required to deliver a stock power, endorsed in blank, with respect to such shares.

(d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“phantom stock”) in such amounts and on such terms and conditions as it shall determine; provided, however, that no phantom stock Award shall be earned or vested in full sooner than three years from the date of its grant (provided that phantom stock Awards may be earned or vested in installments during such period of restriction) except that a phantom stock Award may be earned or vested in full one year from the date of its grant if the Award will become vested or will be earned on account of the satisfaction of performance objectives or if the phantom stock was granted to a member of the Board who is not an employee of the Company, the Manager or an Affiliate of the Company or the Manager. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a shareholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee. If the phantom stock Award does not vest solely on account of continued employment or service, the Grant Agreement shall provide that any dividend equivalent rights with respect to the phantom stock Award shall be accumulated and paid, without interest, only when and to the extent that the phantom stock Award vests.

(e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Notwithstanding anything to the contrary herein, certain awards granted under this Section 6(e) may be granted in a manner which is intended to be deductible by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”). A participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Administrator for a performance period established by the Administrator (i) while the outcome for that performance period is substantially uncertain and (ii) no more than 90 days after the commencement of the performance period to which the performance goal relates or, if less, the number of days which is equal to 25 percent of the relevant performance period. The performance goals, which must be objective, shall be based upon one or more of the following criteria: (i) consolidated earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (ii) net income; (iii) operating income; (iv) comprehensive income or comprehensive income per share; (v) earnings per share; (vi) book value per share; (vii) core earnings or core earnings per share, (viii) return on shareholders’ equity; (ix) expense management; (x) return on investment; (xi) total return or total shareholder return; (xii) improvements in capital structure; (xiii) profitability of an identifiable business unit or product; (xiv) maintenance or improvement of profit or operating margins; (xv) stock price; (xvi) revenues or sales; (xvii) costs; (xviii) cash flow, cash flow per share, funds from operations, funds from operations per share or similar measure; (xix) return on assets; (xx) gross or net profit; (xxi) dividends paid or payable; (xxii) cash or funds available for distribution, including on an adjusted or on a per share basis. The foregoing criteria may relate to the Company, one or more of its Affiliates or one or more of its or their divisions or units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to prior years for the Company, one or more peer group companies or indices, or any combination thereof, all as the Administrator shall determine. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items. The Administrator shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, shall so certify and ascertain the amount of the applicable Performance-Based Award. No Performance-Based Awards will be paid for such performance period until such certification is made by the Administrator. The amount of the Performance-Based Award actually paid to a given Participant may be less than the amount determined by the applicable performance goal formula, at the discretion of the Administrator. The amount of the Performance-Based Award determined by the Administrator for a performance period shall be paid to the participant at such time as determined by the Administrator in its sole discretion after the end of such performance period; provided, however, that a participant may, if and to the extent permitted by the Board and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award.

(f) Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine; provided, however, that no other stock-based award shall be earned or vested in full sooner than three years from the date of its grant (provided that other stock-based awards may be earned or vested in installments during such period of restriction) except that an other stock-based award may be earned or vested in full one year from the date of its grant if the Award will become vested or will be earned on account of the satisfaction of performance objectives or if the other stock-based award was granted to a member of the Board who is not an employee of the Company, the Manager or an Affiliate of the Company or the Manager. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator.

7.	Miscellaneous

(a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(b) Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative. Shares of Common Stock acquired upon the exercise of a stock option or a SAR cannot be transferred or sold before the earlier of the first anniversary of the date on which the stock option or SAR was exercised or the first day on which the participant is not employed by, or providing services to, the Company, the Manager or an Affiliate of the Company or the Manager. Shares of Common Stock acquired under Awards other than stock options and SARs cannot be transferred or sold before the earlier of the first anniversary of the date on which the Common Stock was issued to the participant or the first day on which the participant is not employed by, or providing services to, the Company, the Manager or an Affiliate of the Company or the Manager.

(d) Adjustments for Corporate Transactions and Other Events.

(i)	Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the Common Stock, (A) the maximum number of shares of such Common Stock as to which Awards may be granted under this Plan and the maximum number of shares with respect to which Awards may be granted during any one fiscal year of the Company to any individual, as provided in Section 4 of the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be adjusted to reflect such event. The Administrator may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)	Non-Change in Control Transactions. Except with respect to the transactions set forth in Section 7(d)(i), in the event of any change affecting the Common Stock, the Company or its capitalization, by reason of a spin-off, split-up, dividend, recapitalization, merger, consolidation or share exchange, other than any such change that is part of a transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the consent of the holders of the Awards, may make (A) appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan, in the aggregate and with respect to any individual during any one fiscal year of the Company, as provided in Section 4 of the Plan; and (B) any adjustments in outstanding Awards, including but not limited to modifying the number, kind and price of securities subject to Awards.

(iii)	Change in Control Transactions. In the event of any transaction resulting in a Change in Control of the Company, the Administrator, in its discretion and without the need for a holder’s consent, may provide that outstanding stock options and other Awards that are payable in or convertible into Common Stock under this Plan will be assumed by, or replaced with a substitute award granted by, the surviving entity in the Change in Control. Such assumed or substitute award shall be of the same type as the original Award. The assumed or substitute award shall have a value as of the Change in Control that is substantially equal to the value of the original Award (or the difference between Fair Market Value and exercise price in the case of stock options and stock appreciation rights) as determined by the Administrator. Any Award that is not assumed or replaced with a substitute award in accordance with the preceding sentences shall be terminated. In the event of such termination, (A) the outstanding stock options and other Awards that will terminate upon the effective time of the Change in Control shall become fully vested immediately before the effective time of the Change in Control, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change in Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change in Control.

(iv)	Unusual or Nonrecurring Events. The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(f) Termination, Amendment and Modification of the Plan. The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of a participant with respect to outstanding Awards without the participant’s consent. In addition, an amendment will be contingent upon approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Stock is listed or if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than an increase pursuant to Section 7(d)), (iii) materially modify the requirements as to eligibility for participation in the Plan or (iv) except as provided in Section 7(d), reduce the exercise price of an outstanding option or SAR or permit a payment in exchange for the cancellation of an option or SAR if on the date of payment the exercise price of the option or SAR exceeds Fair Market Value. Except as otherwise determined by the Board, termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(g) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(h) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(i) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of North Carolina, without regard to its conflict of laws principles.

(j) 409A Savings Clause. The Plan and all Awards granted hereunder are intended to comply with, or otherwise be exempt from, Code section 409A. The Plan and all Awards granted under the Plan shall be administered, interpreted, and construed in a manner consistent with that intent and to avoid the imposition of additional taxes under Code section 409A(a)(1)(B). Should any provision of the Plan, any Award Agreement, or any other agreement or arrangement contemplated by the Plan be found not to comply with, or otherwise be exempt from, the provisions of Code section 409A, such provision shall be modified and given effect (retroactively if necessary), in the sole discretion of the Administrator, and without the consent of the holder of the Award, in such manner as the Administrator determines to be necessary or appropriate to comply with, or to effectuate an exemption from, Code section 409A. Notwithstanding anything in the Plan to the contrary, in no event shall the Administrator exercise its discretion to accelerate the payment or settlement of an Award where such payment or settlement constitutes deferred compensation within the meaning of Code section 409A unless, and solely to the extent, that such accelerated payment or settlement is permissible under Treasury Regulation section 1.409A-3(j)(4) or any successor provision.

(k) Effective Date; Termination Date. The Plan is effective as of the date on which the Plan is adopted by the Board, subject to approval of the shareholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date this Plan is approved by the shareholders. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

PLAN APPROVAL

Date Approved by the Board: March 17, 2015

Date Approved by the Shareholders:

HATTERAS FINANCIAL

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01 Michael R. Hough
02 Benjamin M. Hough
03 David W. Berson
04 Ira G. Kawaller
05 Vicki McElreath
06 Jeffrey D. Miller
07 William V. Nutt, Jr.
08 Thomas D. Wren

The Board of Directors recommends you vote FOR proposals 2, 3, and 4.

	For	Against	Abstain
2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year ending December 31, 2015.	☐	☐	☐
3. To approve, by non-binding vote, executive compensation.	☐	☐	☐
4. To approve the Hatteras Financial Corp. 2015 Equity Incentive Plan.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000235649_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com .

HATTERAS FINANCIAL CORP.
Annual Meeting of Shareholders
May 6, 2015 10:30 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael R. Hough, Benjamin M. Hough and Kenneth A. Steele, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HATTERAS FINANCIAL CORP. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM, EDT on 5/6/2015, at the Old Town Club, 2875 Old Town Club Road, Winston Salem, NC 27106, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000235649_2 R1.0.0.51160

Continued and to be signed on reverse side